Exhibit 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ALLIANCE DATA SYSTEMS CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Alliance Data Systems Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Alliance Data Systems Corporation and subsidiaries (the "Company") as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and the schedule listed in the index at Item 15 (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company's internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 26, 2019 (not presented herein), expressed an unqualified opinion on the Company's internal control over financial reporting.

Change in Accounting Principle

As discussed in Note 3 to the financial statements, the Company changed its method of accounting for revenue from contracts with customers in fiscal year 2018 due to adoption of the new revenue standard. The Company adopted the new revenue standard using a modified retrospective approach.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, the Company’s financial statements have been presented with its Epsilon segment as a discontinued operation.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Dallas, Texas

July 17, 2019

We have served as the Company's auditor since 1998.

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
	(In millions, except per share amounts)
ASSETS
Cash and cash equivalents	$3,817.4	$4,143.1
Accounts receivable, net, less allowance for doubtful accounts ($0.4 and $0.1 at December 31, 2018 and 2017, respectively)	404.0	282.0
Credit card and loan receivables:
Credit card receivables – restricted for securitization investors	13,418.3	14,293.9
Other credit card and loan receivables	4,436.7	4,319.9
Total credit card and loan receivables	17,855.0	18,613.8
Allowance for loan loss	(1,038.3)	(1,119.3)
Credit card and loan receivables, net	16,816.7	17,494.5
Credit card and loan receivables held for sale	1,951.6	1,026.3
Inventories, net	248.0	230.6
Other current assets	293.2	278.4
Redemption settlement assets, restricted	558.6	589.5
Current assets of discontinued operations	622.2	661.2
Total current assets	24,711.7	24,705.6
Property and equipment, net	288.2	277.9
Deferred tax asset, net	44.0	26.8
Intangible assets, net	217.4	335.9
Goodwill	954.8	992.8
Other non-current assets	636.4	620.3
Long-term assets of discontinued operations	3,535.2	3,725.5
Total assets	$30,387.7	$30,684.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$486.2	$575.8
Accrued expenses	322.2	337.2
Current portion of deposits	6,537.7	6,366.2
Current portion of non-recourse borrowings of consolidated securitization entities	2,717.6	1,339.9
Current portion of long-term and other debt	138.9	127.2
Other current liabilities	291.8	305.4
Deferred revenue	766.1	846.6
Current liabilities of discontinued operations	223.5	248.4
Total current liabilities	11,484.0	10,146.7
Deferred revenue	109.2	120.3
Deferred tax liability, net	256.5	211.1
Deposits	5,256.0	4,564.7
Non-recourse borrowings of consolidated securitization entities	4,934.1	7,467.4
Long-term and other debt	5,586.5	5,943.7
Other liabilities	392.4	333.7
Long-term liabilities of discontinued operations	36.9	41.9
Total liabilities	28,055.6	28,829.5
Common stock, $0.01 par value; authorized, 200.0 shares; issued, 113.0 shares and 112.8 shares at December 31, 2018 and 2017, respectively	1.1	1.1
Additional paid-in capital	3,172.4	3,099.8
Treasury stock, at cost, 59.6 shares and 57.4 shares at December 31, 2018 and 2017, respectively	(5,715.7)	(5,272.5)
Retained earnings	5,012.4	4,167.1
Accumulated other comprehensive loss	(138.1)	(140.2)
Total stockholders’ equity	2,332.1	1,855.3
Total liabilities and stockholders' equity	$30,387.7	$30,684.8

See accompanying notes to consolidated financial statements.

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2018	2017	2016
	(In millions, except per share amounts)
Revenues
Services	$295.4	$367.5	$379.9
Redemption, net	676.3	935.3	993.6
Finance charges, net	4,694.9	4,171.9	3,639.7
Total revenue	5,666.6	5,474.7	5,013.2
Operating expenses
Cost of operations (exclusive of depreciation and amortization disclosed separately below)	2,537.2	2,469.5	2,600.3
Provision for loan loss	1,016.0	1,140.1	940.5
General and administrative	162.5	159.3	135.6
Depreciation and other amortization	80.7	73.7	67.3
Amortization of purchased intangibles	112.9	114.2	119.6
Total operating expenses	3,909.3	3,956.8	3,863.3
Operating income	1,757.3	1,517.9	1,149.9
Interest expense
Securitization funding costs	220.2	156.6	125.6
Interest expense on deposits	165.7	125.1	84.7
Interest expense on long-term and other debt, net	156.4	173.7	160.6
Total interest expense, net	542.3	455.4	370.9
Income from continuing operations before income taxes	1,215.0	1,062.5	779.0
Provision for income taxes	269.5	293.3	298.8
Income from continuing operations	$945.5	$769.2	$480.2
Income from discontinued operations, net of taxes	17.6	19.5	37.4
Net income	$963.1	$788.7	$517.6
Less: Net income attributable to non-controlling interest	—	—	1.8
Net income attributable to common stockholders	$963.1	$788.7	$515.8

Basic income attributable to common stockholders per share (Note 2):
Income from continuing operations	$17.24	$13.82	$6.73
Income from discontinued operations	$0.32	$0.35	$0.64
Net income attributable to common stockholders per share	$17.56	$14.17	$7.37

Diluted income attributable to common stockholders per share (Note 2):
Income from continuing operations	$17.17	$13.75	$6.71
Income from discontinued operations	$0.32	$0.35	$0.63
Net income attributable to common stockholders per share	$17.49	$14.10	$7.34

Weighted average shares:
Basic (Note 2)	54.9	55.7	58.6
Diluted (Note 2)	55.1	55.9	58.9

Dividends declared per share:	$2.28	$2.08	$0.52

See accompanying notes to consolidated financial statements.

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Net income	$963.1	$788.7	$517.6

Other comprehensive income (loss):
Unrealized loss on securities available-for-sale	(3.1)	(7.3)	(1.7)
Tax benefit	1.1	0.2	0.2
Unrealized loss on securities available-for-sale, net of tax	(2.0)	(7.1)	(1.5)

Unrealized loss on cash flow hedges	(0.1)	(0.7)	(1.3)
Tax benefit	—	0.2	0.4
Unrealized loss on cash flow hedges, net of tax	(0.1)	(0.5)	(0.9)

Unrealized gain (loss) on net investment hedges	39.1	(72.3)	10.3
Tax benefit (expense)	(9.5)	26.2	(2.4)
Unrealized gain (loss) on net investment hedges, net of tax	29.6	(46.1)	7.9

Foreign currency translation adjustments	(25.4)	64.2	(18.9)

Other comprehensive income (loss), net of tax	2.1	10.5	(13.4)

Total comprehensive income, net of tax	$965.2	$799.2	$504.2
Less: Comprehensive income attributable to non-controlling interest	—	—	1.2
Comprehensive income attributable to common stockholders	$965.2	$799.2	$503.0

See accompanying notes to consolidated financial statements.

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

						Accumulated
			Additional			Other	Total
	Common Stock		Paid-In	Treasury	Retained	Comprehensive	Stockholders’
	Shares	Amount	Capital	Stock	Earnings	Loss	Equity
	(In millions)
January 1, 2016	112.1	$1.1	$2,981.1	$(3,927.4)	$3,092.5	$(137.3)	$2,010.0
Net income attributable to common stockholders	—	—	—	—	515.8	—	515.8
Accretion of non-controlling interest	—	—	—	—	(83.5)	—	(83.5)
Other comprehensive loss	—	—	—	—	—	(13.4)	(13.4)
Stock-based compensation	—	—	76.5	—	—	—	76.5
Repurchases of common stock	—	—	—	(805.7)	—	—	(805.7)
Dividends declared	—	—	—	—	(30.0)	—	(30.0)
Other	0.4	—	(11.5)	—	—	—	(11.5)
December 31, 2016	112.5	$1.1	$3,046.1	$(4,733.1)	$3,494.8	$(150.7)	$1,658.2
Net income attributable to common stockholders	—	—	—	—	788.7	—	788.7
Other comprehensive loss	—	—	—	—	—	10.5	10.5
Stock-based compensation	—	—	75.1	—	—	—	75.1
Repurchases of common stock	—	—	(14.3)	(539.4)	—	—	(553.7)
Dividends and dividend equivalent rights declared	—	—	—	—	(116.4)	—	(116.4)
Other	0.3	—	(7.1)	—	—	—	(7.1)
December 31, 2017	112.8	$1.1	$3,099.8	$(5,272.5)	$4,167.1	$(140.2)	$1,855.3
Net income attributable to common stockholders	—	—	—	—	963.1	—	963.1
Other comprehensive income	—	—	—	—	—	2.1	2.1
Stock-based compensation	—	—	80.8	—	—	—	80.8
Repurchases of common stock	—	—	—	(443.2)	—	—	(443.2)
Dividends and dividend equivalent rights declared	—	—	—	—	(125.9)	—	(125.9)
Cumulative effect adjustment to retained earnings in accordance with ASC 606	—	—	—	—	9.6	—	9.6
Cumulative effect adjustment to retained earnings in accordance with ASU 2016-01	—	—	—	—	(1.5)	—	(1.5)
Other	0.2	—	(8.2)	—	—	—	(8.2)
December 31, 2018	113.0	$1.1	$3,172.4	$(5,715.7)	$5,012.4	$(138.1)	$2,332.1

See accompanying notes to consolidated financial statements.

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2018	2017	2016
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$963.1	$788.7	$517.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	487.3	497.6	512.1
Deferred income taxes	16.3	(113.8)	(30.8)
Provision for loan loss	1,016.0	1,140.1	940.5
Non-cash stock compensation	80.8	75.1	76.5
Amortization of deferred financing costs	47.3	44.0	34.7
Change in breakage rate estimate	—	—	284.5
Change in other operating assets and liabilities, net of acquisitions:
Change in deferred revenue	(17.5)	(27.0)	(222.7)
Change in accounts receivable	(93.0)	(10.3)	(95.6)
Change in accounts payable and accrued expenses	(93.7)	167.4	(9.6)
Change in other assets	(29.8)	(20.9)	(158.2)
Change in other liabilities	49.8	(24.9)	138.5
Originations of credit card and loan receivables held for sale	(4,799.0)	(8,709.4)	(7,366.3)
Sales of credit card and loan receivables held for sale	4,928.8	8,651.9	7,362.8
Other	198.5	140.6	143.2
Net cash provided by operating activities	2,754.9	2,599.1	2,127.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in redemption settlement assets	(42.2)	(231.3)	(74.9)
Change in credit card and loan receivables	(2,749.6)	(3,600.2)	(3,505.4)
Purchase of credit card portfolios	—	—	(1,008.1)
Proceeds from sale of credit card and loan portfolios	1,153.5	797.7	486.0
Payments for acquired businesses, net of cash	—	(945.6)	—
Capital expenditures	(199.8)	(225.4)	(207.0)
Purchases of other investments	(89.5)	(101.4)	(18.4)
Maturities/sales of other investments	47.4	42.5	39.2
Other	8.2	(4.4)	(2.9)
Net cash used in investing activities	(1,872.0)	(4,268.1)	(4,291.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under debt agreements	4,575.3	7,696.7	3,823.7
Repayments of borrowings	(4,893.0)	(7,341.4)	(3,222.8)
Non-recourse borrowings of consolidated securitization entities	3,714.6	5,172.5	4,404.4
Repayments/maturities of non-recourse borrowings of consolidated securitization entities	(4,871.0)	(3,320.3)	(3,930.0)
Net increase in deposits	864.1	2,543.2	2,789.9
Acquisition of non-controlling interest	—	—	(360.7)
Payment of deferred financing costs	(25.8)	(65.7)	(33.9)
Proceeds from issuance of common stock	17.6	18.4	18.4
Dividends paid	(125.2)	(115.5)	(30.0)
Purchase of treasury shares	(443.2)	(553.7)	(798.8)
Other	(31.3)	(29.3)	(22.8)
Net cash (used in) provided by financing activities	(1,217.9)	4,004.9	2,637.4
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12.0)	10.3	14.0
Change in cash, cash equivalents and restricted cash	(347.0)	2,346.2	487.1
Cash, cash equivalents and restricted cash at beginning of year	4,314.7	1,968.5	1,481.4
Cash, cash equivalents and restricted cash at end of year	$3,967.7	$4,314.7	$1,968.5

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$719.8	$551.4	$405.1
Income taxes paid, net	$234.0	$344.1	$466.6

The consolidated statements of cash flows are presented with the combined cash flows from discontinued operations with cash flows from continuing operations within each cash flow statement category.

See accompanying notes to consolidated financial statements.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of the Business— Alliance Data Systems Corporation (“ADSC” or, including its consolidated subsidiaries and variable interest entities, the “Company”) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based businesses. The Company captures and analyzes data created during each customer interaction, leveraging the insight derived from that data to enable clients to identify and acquire new customers and enhance customer loyalty.

The Company operates in two reportable segments: LoyaltyOne® and Card Services. LoyaltyOne provides coalition and short-term loyalty programs through the Canadian AIR MILES® Reward Program and BrandLoyalty Group B.V. (“BrandLoyalty”). Card Services encompasses credit card processing, billing and payment processing, customer care and collections services for private label retailers as well as private label and co-brand retail credit card and loan receivables financing, including securitization of certain credit card receivables that it underwrites from its private label and co-brand retail credit card programs. The Company’s consolidated financial statements have been presented with the Epsilon® segment as a discontinued operation. See Note 23, “Discontinued Operations,” for more information.

Basis of Presentation—For purposes of comparability, certain prior period amounts have been reclassified to conform to the current year presentation in accordance with accounting principles generally accepted in the United States of America (“GAAP”).   Specifically, certain statement of cash flows reclassifications were made for the adoption of Accounting Standards Update (“ASU”) 2016-18, “Restricted Cash.” The consolidated statements of cash flows are presented by combining both discontinued and continuing operations cash flows in each cash flow statement line item. The following table provides a reconciliation of cash and cash equivalents to the total of the amounts reported in the consolidated statements of cash flows:

	December 31,	December 31,	December 31,
	2018	2017	2016
	(In millions)
Cash and cash equivalents	$3,863.1	$4,190.0	$1,859.2
Restricted cash included within other current assets (1)	60.7	50.4	51.2
Restricted cash included within redemption settlement assets, restricted (2)	43.9	74.3	58.1
Total cash, cash equivalents and restricted cash	$3,967.7	$4,314.7	$1,968.5

(1)	Includes cash restricted for interest repayments of non-recourse borrowings of consolidated securitized debt and other restricted cash within other current assets.
(2)	See Note 2, “Summary of Significant Accounting Policies,” for additional information regarding nature of restrictions on redemption settlement assets.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of ADSC and all subsidiaries in which the Company has a controlling financial interest. Controlling financial interest is determined by a majority ownership interest and the absence of substantive third party participating rights. All intercompany transactions have been eliminated.

In accordance with Accounting Standards Codification (“ASC”) 860, “Transfers and Servicing,” and ASC 810, “Consolidation,” the Company is the primary beneficiary of World Financial Network Credit Card Master Trust (“Master Trust”), World Financial Network Credit Card Master Note Trust (“Master Trust I”) and World Financial Network Credit Card Master Trust III (“Master Trust III”) (collectively, the “WFN Trusts”), and World Financial Capital Master Note Trust (the “WFC Trust”). The Company is deemed to be the primary beneficiary for the WFN Trusts and the WFC Trust, as it is the servicer for each of the trusts and is a holder of the residual interest. The Company, through its involvement in the activities of these trusts, has the power to direct the activities that most significantly impact the economic performance of such trusts, and the obligation (or right) to absorb losses (or receive benefits) of the trusts that could potentially be significant. As such, the Company consolidates these trusts in its consolidated financial statements.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

For investments in any entities in which the Company owns 50% or less of the outstanding voting stock but in which the Company has significant influence over operating and financial decisions, the Company applies the equity method of accounting. In cases where the Company's equity investment is less than 20% and significant influence does not exist, such investments are carried at cost.

Cash and Cash Equivalents—The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable, net—Accounts receivable, net consist primarily of amounts receivable from customers, which are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable. The Company analyzes the appropriateness of its allowance for doubtful accounts based on its assessment of various factors, including historical experience, the age of the accounts receivable balance, customer creditworthiness, current economic trends, and changes in its customer payment terms and collection trends. Account balances are charged-off against the allowance after all reasonable means of collection have been exhausted and the potential for recovery is considered remote.

Credit Card and Loan Receivables—The Company sells a majority of the credit card receivables originated by Comenity Bank to WFN Credit Company, LLC, which in turn sells them to the WFN Trusts as part of a securitization program. The Company also sells certain of its credit card receivables originated by Comenity Capital Bank to World Financial Capital Credit Company, LLC which in turn sells them to the WFC Trust. The credit card receivables sold to each of the trusts are restricted for securitization investors. Credit card and loan receivables consist of credit card and loan receivables held for investment. All new originations of credit card and loan receivables are deemed to be held for investment at origination because management has the intent and ability to hold them for the foreseeable future. Management makes judgments about the Company’s ability to fund these credit card and loan receivables through means other than securitization, such as money market deposits, certificates of deposit and other borrowings. In determining what constitutes the foreseeable future, management considers the short average life and homogenous nature of the Company’s credit card and loan receivables. In assessing whether these credit card and loan receivables continue to be held for investment, management also considers capital levels and scheduled maturities of funding instruments used. Management believes that the assertion regarding its intent and ability to hold credit card and loan receivables for the foreseeable future can be made with a high degree of certainty given the maturity distribution of the Company’s money market deposits, certificates of deposit and other funding instruments; the historic ability to replace maturing certificates of deposits and other borrowings with new deposits or borrowings; and historic credit card payment activity. Due to the homogenous nature of the Company’s credit card and loan receivables, amounts are classified as held for investment on an individual client portfolio basis.

Credit Card and Loan Receivables Held for Sale—Credit card and loan receivables held for sale are determined on an individual client portfolio basis. The Company carries these assets at the lower of aggregate cost or fair value. The fair value of the credit card and loan receivables held for sale is determined on an aggregate homogeneous portfolio basis. The Company continues to recognize finance fees on these credit card and loan receivables on the accrual basis. Cash flows associated with credit card portfolios that are purchased with the intent to sell are included in cash flows from operating activities. Cash flows associated with credit card and loan receivables originated or purchased for investment are classified as investing cash flows, regardless of a subsequent change in intent.

Transfers of Financial Assets—The Company accounts for transfers of financial assets under ASC 860, “Transfers and Servicing,” as either sales or financings. Transfers of financial assets that result in sales accounting are those in which (1) the transfer legally isolates the transferred assets from the transferor, (2) the transferee has the right to pledge or exchange the transferred assets and no condition both constrains the transferee’s right to pledge or exchange the assets and provides more than a trivial benefit to the transferor and (3) the transferor does not maintain effective control over the transferred assets. If the transfer of financial assets does not meet these criteria, the transfer is accounted for as a financing. Transfers of financial assets that are treated as sales are removed from the Company’s accounts with any realized gain or loss reflected in earnings during the period of sale.

Allowance for Loan Loss—The Company maintains an allowance for loan loss at a level that is appropriate to absorb probable losses inherent in credit card and loan receivables. The estimate of the allowance for loan loss covers uncollectible principal as well as unpaid interest and fees. The allowance for loan loss is evaluated monthly for appropriateness.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

In estimating the allowance for principal loan losses, management utilizes a migration analysis of delinquent and current credit card and loan receivables. Migration analysis is a technique used to estimate the likelihood that a credit card or loan receivable will progress through the various stages of delinquency and to charge-off. The allowance is maintained through an adjustment to the provision for loan loss. Charge-offs of principal amounts, net of recoveries are deducted from the allowance.

In estimating the allowance for uncollectible unpaid interest and fees, the Company utilizes historical charge-off trends, analyzing actual charge-offs for the prior three months. The allowance is maintained through an adjustment to finance charges, net.

In evaluating the allowance for loan loss for both principal and unpaid interest and fees, management also considers factors that may impact loan loss experience, including seasoning and growth, account collection strategies, economic conditions, bankruptcy filings, policy changes, payment rates and forecasting uncertainties.

Redemption Settlement Assets, Restricted—The cash and investments related to the redemption fund for the AIR MILES Reward Program are subject to a security interest which is held in trust for the benefit of funding redemptions by collectors. These assets are restricted to funding rewards for the collectors by certain of the Company’s sponsor contracts. The investments are stated at fair value, with the unrealized gains and losses, net of tax, reported as a component of accumulated other comprehensive loss, as the investments are classified as available-for-sale. As a result of the adoption of ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities,” on January 1, 2018, the changes in the fair value of equity securities are recognized through net income.

Property and Equipment—Furniture, equipment, computer software and development, buildings and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Land is carried at cost and is not depreciated. Depreciation and amortization for furniture, equipment and buildings are computed on a straight-line basis, using estimated lives ranging from two to twenty-one years. Software development is capitalized in accordance with ASC 350-40, “Intangibles – Goodwill and Other – Internal–Use Software,” and is amortized on a straight-line basis over the expected benefit period, which ranges from two to seven years. Leasehold improvements are amortized over the remaining lives of the respective leases or the remaining useful lives of the improvements, whichever is shorter. Long-lived assets are tested for impairment when events or conditions indicate that the carrying value of an asset may not be fully recoverable from future cash flows.

Goodwill and Other Intangible Assets—Goodwill and indefinite lived intangible assets are not amortized, but are reviewed at least annually for impairment or more frequently if circumstances indicate that an impairment is probable, using the market comparable and discounted cash flow methods. Separable intangible assets that have finite useful lives are amortized over those useful lives.

Derivative Instruments—The Company uses derivatives to manage its exposure to various financial risks. The Company does not enter into derivatives for trading or other speculative purposes. Certain derivatives used to manage the Company’s exposure to foreign currency exchange rate movements are not designated as hedges and do not qualify for hedge accounting.

Derivatives Designated as Hedging Instruments—The Company assesses both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in the hedging transaction, including net investment hedges, have been highly effective in offsetting changes in the cash flows or remeasurement of the hedged items and whether the derivatives may be expected to remain highly effective in future periods.

The Company discontinues hedge accounting prospectively when (1) it determines that the derivative is no longer highly effective in offsetting changes in cash flow of the hedged item; (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; or (4) it determines that designating the derivative as a hedging instrument is no longer appropriate.

Changes in the fair value of derivative instruments designated as hedging instruments, excluding any ineffective portion, are recorded in other comprehensive income (loss) until the hedged transactions affect net income. The ineffective portion of this hedging instrument is recognized through net income when the ineffectiveness occurs.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Derivatives not Designated as Hedging Instruments—Certain foreign currency exchange forward contracts are not designated as hedges as they do not meet the specific hedge accounting requirements of ASC 815, “Derivatives and Hedging.” Changes in the fair value of the derivative instruments not designated as hedging instruments are recorded in the consolidated statements of income as they occur.

Net Investment Hedges—The Company uses Euro-denominated debt to hedge a portion of its net investment in foreign subsidiaries against adverse movements in exchange rates. The effective portion of the foreign currency gains and losses related to the Euro-denominated debt is reported in accumulated other comprehensive loss in the Company’s consolidated balance sheets. The gains or losses will be subsequently reclassified into net income when the hedged net investment is either sold or substantially liquidated.

Other Investments—Other investments consist of marketable securities and U.S. Treasury bonds and are included in other current assets and other non-current assets in the Company’s consolidated balance sheets. The investments are classified as available-for-sale and are stated at fair value, with the unrealized gains and losses, net of tax, reported as a component of accumulated other comprehensive loss. As a result of the adoption of ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities,” on January 1, 2018, the changes in the fair value of equity securities are recognized through net income.

Revenue Recognition—Effective January 1, 2018, the Company adopted ASC 606, “Revenue from Contracts with Customers,” applying the modified retrospective method to those contracts that were not completed as of January 1, 2018. The Company recognizes revenues when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In that determination, under ASC 606, the Company follows a five-step model that includes: (1) determination of whether a contract, an agreement between two or more parties that creates legally enforceable rights and obligations, exists; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when (or as) the performance obligation is satisfied.

Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts have not been adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 605. ASC 606 does not apply to financial instruments and other contractual rights or obligations.

See Note 3, “Revenue,” for more information about the Company’s revenue and the associated timing and basis of revenue recognition.

Earnings Per Share—Basic earnings per share is based only on the weighted average number of common shares outstanding, excluding any dilutive effects of options or other dilutive securities. Diluted earnings per share are based on the weighted average number of common and potentially dilutive common shares (dilutive stock options, unvested restricted stock and other dilutive securities outstanding during the year).

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The following table sets forth the computation of basic and diluted net income per share for the periods indicated:

	Years Ended December 31,
	2018	2017	2016
	(In millions, except per share amounts)
Numerator:
Income from continuing operations	$945.5	$769.2	$480.2
Less: Income attributable to non-controlling interest	—	—	1.8
Less: Accretion of redeemable non-controlling interest	—	—	83.5
Income from continuing operations attributable to common stockholders	945.5	769.2	394.9
Income from discontinued operations, net of tax	17.6	19.5	37.4
Net income attributable to common stockholders	$963.1	$788.7	$432.3

Denominator:
Weighted average shares, basic	54.9	55.7	58.6
Weighted average effect of dilutive securities:
Net effect of dilutive stock options and unvested restricted stock	0.2	0.2	0.3
Denominator for diluted calculation	55.1	55.9	58.9

Basic income attributable to common stockholders per share:
Income from continuing operations	$17.24	$13.82	$6.73
Income from discontinued operations	$0.32	$0.35	$0.64
Net income attributable to common stockholders per share	$17.56	$14.17	$7.37

Diluted income attributable to common stockholders per share:
Income from continuing operations	$17.17	$13.75	$6.71
Income from discontinued operations	$0.32	$0.35	$0.63
Net income attributable to common stockholders per share	$17.49	$14.10	$7.34

For the year ended December 31, 2016, the Company adjusted the carrying amount of the redeemable non-controlling interest by $83.5 million. Effective April 1, 2016, the Company acquired the remaining 20% interest in BrandLoyalty to bring its ownership percentage to 100%.

For the years ended December 31, 2018, 2017 and 2016, a de minimis amount of restricted stock units was excluded from each calculation of weighted average dilutive common shares as the effect would have been anti-dilutive.

Currency Translation—The assets and liabilities of the Company’s subsidiaries outside the U.S. are translated into U.S. dollars at the rates of exchange in effect at the balance sheet dates, primarily from Canadian dollars and Euros. Income and expense items are translated at the average exchange rates prevailing during the period. Gains and losses resulting from currency transactions are recognized currently in income and those resulting from translation of financial statements are included in accumulated other comprehensive loss. The Company recognized net foreign currency transaction gains of $0.6 million for the year ended December 31, 2018, losses of $9.1 million for the year ended December 31, 2017, and gains of $3.4 million for the year ended December 31, 2016.

Leases —Rent expense on operating leases is recorded on a straight-line basis over the term of the lease agreement and includes executory costs.

Effective January 1, 2019, the Company adopted ASC 842, “Leases.” For additional information regarding the impact of the new leases standard, see "Recently Issued Accounting Standards.”

Marketing and Advertising Costs—The Company participates in various marketing and advertising programs, including collaborative arrangements with certain clients. The cost of marketing and advertising programs is expensed in the period incurred. The Company has recognized marketing and advertising expenses, including on behalf of its clients, of $244.5 million, $236.8 million and $235.9 million for the years ended December 31, 2018, 2017 and 2016, respectively.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Stock Compensation Expense—The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation.” Under the fair value recognition provisions, stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized ratably over the requisite service period.

Management Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, “Leases,” ASC 842, that replaces existing lease guidance and requires lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet. Companies will continue to classify leases as either finance or operating, with classification affecting the pattern of expense recognition in the statements of income. Companies may adopt ASC 842 using a modified retrospective approach or transition relief provided by ASU 2018-11, “Leases (Topic 842): Targeted Improvements,” that removes certain comparative period requirements and requires a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company adopted the standard on January 1, 2019 using the transition relief provided by ASU 2018-11.

During 2018, the Company completed its evaluation of ASC 842, including the impact on its policies, processes, systems and controls. As a result, the Company identified changes to and modified certain of its accounting policies and practices, including the implementation of new lease accounting software. Although there were no significant changes to the Company’s accounting systems or controls upon adoption of ASC 842, the Company modified certain of its existing controls and added new controls to incorporate the revisions made to its accounting policies and practices.

The Company elected the transition practical expedients permitted under ASC 842-10-65-1 under which it was not required to reassess (i) whether expired or existing contracts were or contained leases as defined by ASC 842, (ii) the classification of such leases, and (iii) whether previously capitalized initial direct costs qualified for capitalization under ASC 842. The Company also elected the practical expedient to use hindsight in determining the lease term. Additionally, the Company made the accounting policy election to account for lease and nonlease components as a single lease component for its identified asset classes.

The cumulative effect of the changes made to the consolidated January 1, 2019 balance sheet for the adoption of ASC 842 established operating lease liabilities of approximately $324.5 million and corresponding right-of-use assets of approximately $269.9 million, based upon the operating lease liabilities adjusted for deferred rent and lease incentives, which resulted in the reclassification of approximately $54.6 million in liabilities to the right-of-use asset. There was no cumulative-effect adjustment to retained earnings as a result of the adoption of ASC 842.

Additionally, the cumulative effect of the changes made to the consolidated January 1, 2019 balance sheet for the adoption of ASC 842 for the Epsilon segment, presented as a discontinued operation for the periods presented, established operating lease liabilities of approximately $208.7 million and corresponding right-of-use assets of approximately $181.1 million, based upon the operating lease liabilities adjusted for prepaid and deferred rent, unamortized initial direct costs, and lease incentives, which resulted in the reclassification of approximately $30.5 million in liabilities and $2.9 million in assets to the right-of-use asset. As part of the adoption of ASC 842, capital leases were recognized as finance leases at their existing carrying amounts effective January 1, 2019, and the accounting remained substantially unchanged, with capital lease assets totaling $13.0 million and capital lease liabilities totaling $12.6 million.The Company’s adoption of ASC 842 had no significant impact to our consolidated statements of income

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

or consolidated statements of cash flows. Based on the evaluation of ASC 842, the Company does not expect it to have a material impact on its results of operations or cash flows in the periods after adoption.

ASC 842 also requires expanded qualitative and quantitative disclosure regarding the Company’s leasing activities. These disclosures will be reflected beginning in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires entities to utilize a financial instrument impairment model to establish an allowance based on expected losses over the life of the exposure rather than a model based on an incurred loss approach. ASU 2016-13 also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance. In addition, ASU 2016-13 modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted beginning after December 15, 2018. The Company has formed a cross-functional implementation team and is in the process of determining key accounting interpretations, data requirements and necessary changes to its credit loss estimation methods, processes and systems as well as evaluating the impact that adoption of ASU 2016-13 will have on its consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12, “Targeted Improvements to Accounting for Hedging Activities.” ASU 2017-12 expands and refines the hedge accounting model for both financial and non-financial risk components, aligns the recognition and presentation of the effects of hedging instruments and hedged items in the financial statements, and makes certain targeted improvements to simplify the application of hedge accounting guidance related to the assessment of hedge effectiveness. ASU 2017-12 is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect the adoption of ASU 2017-12 to have a material impact on its consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” ASU 2018-02 allows for reclassification of stranded tax effects on items resulting from the change in the corporate tax rate as a result of H.R. 1, originally known as the Tax Cuts and Jobs Act of 2017, from accumulated other comprehensive income to retained earnings. Tax effects unrelated to H.R. 1 are permitted to be released from accumulated other comprehensive income using either the specific identification approach or the portfolio approach, based on the nature of the underlying item. ASU 2018-02 is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not intend to reclassify the stranded tax effects to retained earnings pursuant to ASU 2018-02 as these amounts do not have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 modifies the disclosure requirements on fair value measurements from Accounting Standards Codification (“ASC”) 820, “Fair Value Measurement.” ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the impact that adoption of ASU 2018-13 will have on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, “Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract.” ASU 2018-15 requires customers in a cloud computing arrangement that is a service contract to follow the internal-use software guidance in ASC 350-40, “Intangibles—Goodwill and Other—Internal-Use Software,” to determine which implementation costs may be capitalized. ASU 2018-15 is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The amendments in ASU 2018-15 can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the impact that adoption of ASU 2018-15 will have on its consolidated financial statements.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Recently Adopted Accounting Standards

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” Accounting Standards Codification (“ASC”) 606, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Companies may adopt ASC 606 using a full retrospective or modified retrospective method.

During 2017, the Company completed its evaluation of ASC 606, including the impact on its processes and controls, and differences in the timing and/or method of revenue recognition. As a result, the Company identified changes to and modified certain of its accounting policies and practices. Although there were no significant changes to the Company’s accounting systems or controls upon adoption of ASC 606, the Company modified certain of its existing controls to incorporate the revisions made to its accounting policies and practices.

The Company adopted the standard on January 1, 2018 using the modified retrospective method. The Company’s adoption of this standard did not have a material impact on its consolidated results of operations or cash flows. ASC 606 does not apply to financial instruments and other contractual rights or obligations (for example, interest income and late fees from credit card and loan receivables), and therefore, the Company’s finance charges, net were not affected by the adoption of the standard.

Most revenue streams are recorded consistently under both ASC 605, “Revenue Recognition” and the new standard; however, ASC 606 impacted the presentation of revenue within the Company’s coalition loyalty program. Upon the adoption of ASC 606, for the fulfillment of certain rewards where the AIR MILES Reward Program does not control the goods or services before they are transferred to the collector, revenue is recorded on a net basis. This impact reduced both redemption revenue and cost of operations by $283.4 million for the year ended December 31, 2018.

ASC 606 also requires expanded disclosure regarding the nature, timing, and uncertainty of revenue transactions. See Note 3, “Revenue,” for the Company’s ASC 606 disclosures.

With respect to the Epsilon segment, presented as a discontinued operation for the periods presented, upon the adoption of ASC 606, revenue associated with a database build was changed from recognizing revenue over the expected contract term upon client acceptance to over the build period in which the database is completed, because Epsilon’s performance does not create an asset with an alternative use and Epsilon has an enforceable right to payment for performance completed to date. The cumulative effect of the changes made to the consolidated January 1, 2018 balance sheet for the adoption of ASC 606 for the Epsilon segment resulted in a cumulative effect adjustment to retained earnings of $9.6 million, due to an increase in unbilled accounts receivable and accrued expenses, and a reduction in deferred costs and deferred revenue.

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 requires that equity investments be measured at fair value with changes in fair value recognized in net income. For equity investments without readily determinable fair values, entities have the option to either measure these investments at fair value or at cost adjusted for changes in observable prices minus impairment. Additionally, ASU 2016-01 requires entities that elect the fair value option for financial liabilities to recognize changes in fair value related to instrument-specific credit risk in other comprehensive income. Finally, entities must assess valuation allowances for deferred tax assets related to available-for-sale debt securities in combination with their other deferred tax assets. The Company adopted this standard on January 1, 2018, resulting in a cumulative-effect adjustment of $1.5 million, net of tax, that was reclassified from accumulated other comprehensive loss to retained earnings on the consolidated January 1, 2018 balance sheet.

In August 2016, the FASB issued ASU 2016-15, “Classification of Certain Cash Receipts and Cash Payments.” ASU 2016-15 makes eight targeted changes to how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The Company’s adoption of this standard on January 1, 2018 did not have a material impact on its consolidated statements of cash flows.

In November 2016, the FASB issued ASU 2016-18, “Restricted Cash.” ASU 2016-18 requires entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. The Company adopted this standard on January 1, 2018. The effect of the adoption of the standard was to include restricted cash and restricted cash equivalents in the beginning-of-period and end-of-period cash and cash equivalents

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

totals. See Note 1, “Description of Business and Basis of Presentation,” for a reconciliation of cash and cash equivalents to the total of the amounts reported in the consolidated statements of cash flows.

3. REVENUE

Under ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company’s contracts with its customers state the terms of sale, including the description, quantity, and price of the product or service purchased. Payment terms can vary by contract, but the period between invoicing and when payment is due is not significant. Taxes assessed on revenue-producing transactions are excluded from revenues.

The Company’s products and services are reported under two segments—LoyaltyOne and Card Services, as shown below. The following tables present revenue disaggregated by major source, as well as geographic region based on the location of the subsidiary that generally correlates with the location of the customer:

			Corporate/
Year Ended December 31, 2018	LoyaltyOne	Card Services	Other	Total
	(In millions)
Disaggregation of Revenue by Major Source:

Coalition loyalty program	$352.3	$—	$—	$352.3
Short-term loyalty programs	613.8	—	—	613.8
Servicing fees, net	—	(97.3)	—	(97.3)
Other	90.7	—	0.6	91.3
Revenue from contracts with customers	$1,056.8	$(97.3)	$0.6	$960.1

Finance charges, net	—	4,694.9	—	4,694.9
Investment income	11.6	—	—	11.6
Total	$1,068.4	$4,597.6	$0.6	$5,666.6

			Corporate/
Year Ended December 31, 2018	LoyaltyOne	Card Services	Other	Total
	(In millions)
Disaggregation of Revenue by Geographic Region:

United States	$23.1	$4,597.6	$0.6	$4,621.3
Canada	411.3	—	—	411.3
Europe, Middle East and Africa	463.2	—	—	463.2
Asia Pacific	122.0	—	—	122.0
Other	48.8	—	—	48.8
Total	$1,068.4	$4,597.6	$0.6	$5,666.6

LoyaltyOne

LoyaltyOne provides coalition and short-term loyalty programs through the Company’s Canadian AIR MILES Reward Program and BrandLoyalty. The AIR MILES Reward Program is a coalition loyalty program for sponsors, who pay LoyaltyOne a fee per AIR MILES reward mile issued, in return for which LoyaltyOne provides all marketing, customer service, rewards and redemption management. BrandLoyalty designs, implements, conducts and evaluates innovative and tailor-made short-term loyalty programs for grocers worldwide.

Total consideration from the issuance of AIR MILES reward miles is allocated to three performance obligations: redemption, service, and brand, based on a relative standalone selling price basis. Because the standalone selling price is not directly observable for the three performance obligations, the Company estimates the standalone selling price for the redemption and the service performance obligations based on cost plus a reasonable margin. The Company estimates the standalone selling price of the brand performance obligation using a relief from royalty approach. Accordingly, management determines the estimated standalone selling price by considering multiple inputs and methods, including discounted cash flows and available market data in consideration of applicable margins and royalty rates to utilize. The number of AIR MILES reward miles issued and redeemed are factored into the estimates, as management estimates the standalone selling prices and volumes over the term of the respective agreements in order to determine the allocation of

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

consideration to each performance obligation delivered. The redemption performance obligation incorporates the expected number of AIR MILES reward miles to be redeemed, and therefore, the amount of redemption revenue recognized is subject to management’s estimate of breakage, or those AIR MILES reward miles estimated to be unredeemed by the collector base.

Redemption revenue is recognized at a point in time, as the AIR MILES reward miles are redeemed. For the fulfillment of certain rewards where the AIR MILES Reward Program does not control the goods or services before they are transferred to the collector, revenue is recorded on a net basis. Service revenue is recognized over time using a time-elapsed output method, the estimated life of an AIR MILES reward mile. Revenue from the brand is recognized over time, using an output method, when an AIR MILES reward mile is issued. Revenue associated with both the service and brand is included in service revenue in the Company’s consolidated statements of income.

The amount of revenue recognized in a period is subject to the estimate of breakage and the estimated life of an AIR MILES reward mile. Breakage and the life of an AIR MILES reward mile are based on management’s estimate after viewing and analyzing various historical trends including vintage analysis, current run rates and other pertinent factors, such as the impact of macroeconomic factors and changes in the program structure. As of December 31, 2018, the breakage rate was 20% and the estimated life of an AIR MILES reward mile was 38 months.

The short-term loyalty programs typically last between 12 and 20 weeks, depending on the nature of the program, with contract terms usually less than one year in length. These programs are tailored for the specific retailer client and are designed to reward key customer segments based on their spending levels during defined campaign periods. Revenue is recognized at the point in time control passes from BrandLoyalty to the retailer.

Contract Liabilities. The Company records a contract liability when cash payments are received in advance of its performance, which applies to the service and redemption of an AIR MILES reward mile and the reward products for its short-term loyalty programs.

A reconciliation of contract liabilities for the AIR MILES Reward Program is as follows:

	Deferred Revenue
	Service	Redemption	Total
	(In millions)
Balance at January 1, 2018	$283.8	$683.1	$966.9
Cash proceeds	194.7	324.8	519.5
Revenue recognized (1)	(209.2)	(328.4)	(537.6)
Other	—	0.7	0.7
Effects of foreign currency translation	(21.3)	(52.9)	(74.2)
Balance at December 31, 2018	$248.0	$627.3	$875.3
Amounts recognized in the consolidated balance sheets:
Deferred revenue (current)	$138.8	$627.3	$766.1
Deferred revenue (non-current)	$109.2	$—	$109.2

(1)	Reported on a gross basis herein.

The deferred redemption obligation associated with the AIR MILES Reward Program is effectively due on demand from the collector base, thus the timing of revenue recognition is based on the redemption by the collector. Service revenue is amortized over the expected life of a mile, with the deferred revenue balance expected to be recognized into revenue in the amount of $138.8 million in 2019,  $76.0 million in 2020,  $32.1 million in 2021, and $1.1 million in 2022.

Additionally, contract liabilities for the Company’s short-term loyalty programs are recognized in other current liabilities in the Company’s consolidated balance sheets. The beginning balance as of January 1, 2018 was $87.5 million and the closing balance as of December 31, 2018 was $110.2 million, with the change due to cash payments received in advance of program performance revenue, offset in part by revenue recognized of approximately $506.5 million during the year ended December 31, 2018.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Epsilon

Revenue recognition under ASC 606 for Epsilon, which has been presented as a discontinued operation (see Note 23, “Discontinued Operations”), is as follows:

Epsilon is a leading marketing services firm providing end-to-end, integrated marketing solutions that leverage rich data, analytics, creativity and technology to help clients more effectively acquire, retain and grow relationships with their customers.

The Company assesses the goods and services promised in its contracts with customers and identifies a performance obligation for each good or service that is distinct. Epsilon’s product offerings and the associated performance obligations for each product, included in services revenue in the Company’s consolidated statements of income are as follows:

The Company assesses the goods and services promised in its contracts with customers and identifies a performance obligation for each good or service that is distinct. Epsilon’s product offerings and the associated performance obligations for each product, included in services revenue in the Company’s consolidated statements of income are as follows:

Product	Performance Obligation	Recognition	Basis of Revenue Recognition

Technology services	• Professional services	Over time	Recognized over time as the services are performed.
	• Email deployment	Point in time	Recognized at deployment.
	• Customer lifecycle marketing	Point in time	Recognized at delivery.

Digital Media services	• Digital campaign advertisement	Over time	Recognized on an output measure of the digital advertisement.
	• Affiliate marketing advertisements	Point in time	Recognized at delivery.
	• Data lists	Point in time	Recognized at delivery.

Agency services	• Professional services	Over time	Recognized over time as the services are performed.

Epsilon generally enters into multi-year agreements with its customers; however, these contracts provide for termination without penalty with prior written notice. Under ASC 606, this results in a contract term shorter than the stated contractual term.

The Company’s contracts with customers may include multiple performance obligations. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. If the standalone selling price is not directly observable, the Company estimates the standalone selling price based on either the adjusted market assessment or cost plus a margin approach.

Certain of Epsilon’s contracts may provide for variable consideration. The Company estimates these amounts based on either the expected amount or most likely amount to be provided to the customer to determine the transaction price for the contract. The estimation method is consistent for contracts with similar terms and is applied consistently throughout each contract. The estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the anticipated performance and all information that is reasonably available.

The Company generates revenue from commission fees for transactions occurring on the Company’s affiliate marketing networks. Commission fee revenue is recognized on a net basis as the Company acts as an agent.

Contract Liabilities. The Company records a contract liability when cash payments are received or due in advance of its performance. Contract liabilities for Epsilon are recognized in other current liabilities and other liabilities in the Company’s consolidated balance sheets. The beginning balance as of January 1, 2018 was $22.8 million and the closing balance as of December 31, 2018 was $19.7 million.

Contract Costs. The Company recognizes an asset for the direct costs incurred to fulfill its contracts with customers to the extent it expects to recover those costs in accordance with ASC 340-40, “Other Assets and Deferred Costs – Contracts with Customers.” As of December 31, 2018, the remaining unamortized contract costs were $4.8 million.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Contract fulfillment costs are generally deferred and amortized on a straight-line basis through the period in which the future performance obligation is satisfied. No impairment was recognized during the periods presented.

Card Services

Card Services is a provider of branded credit card programs, both private label and co-brand, that drive sales for its brand partners. For these private label and co-brand programs, Card Services provides risk management solutions, account origination, funding, transaction processing, customer care, collections and marketing services.

Finance charges, net. Finance charges, net represents revenue earned on customer accounts owned by the Company, and is recognized in the period in which it is earned. The Company recognizes earned finance charges, interest income and fees on credit card and loan receivables in accordance with the contractual provisions of the credit arrangements, which are within the scope of ASC 310, “Receivables.” Interest and fees continue to accrue on all credit card accounts beyond 90 days, except in limited circumstances, until the credit card account balance and all related interest and other fees are paid or charged-off, in the month during which an account becomes 180 days delinquent. Charge-offs for unpaid interest and fees as well as any adjustments to the allowance associated with unpaid interest and fees are recorded as a reduction to finance charges, net. Pursuant to ASC 310-20, “Receivables - Nonrefundable Fees and Other Costs,” direct loan origination costs on credit card and loan receivables are deferred and amortized on a straight-line basis over a one-year period and recorded as a reduction to finance charges, net. As of December 31, 2018 and 2017, the remaining unamortized deferred costs related to loan origination were $40.6 million and $45.5 million, respectively.

Servicing fees, net. Servicing fees, net represents revenue earned from retailers and cardholders from processing and servicing accounts, and is recognized as such services are performed.

Revenue earned from retailers primarily consists of merchant and interchange fees, which are transaction fees charged to the merchant for the processing of credit card transactions. Merchant and interchange fees are recognized at a point in time upon the cardholder purchase.

Our credit card program agreements may also provide for payments to the retailer based on purchased volume or if certain contractual incentives are met, such as if the economic performance of the program exceeds a contractually defined threshold. These amounts are recorded as a reduction of revenue.

Revenue earned from cardholders primarily consists of monthly fees from the purchase of certain payment protection products purchased by our cardholders. The fees are based on the average cardholder account balance, and these products can be cancelled at any time by the cardholder. Revenue is recognized over time using a time-elapsed output method.

Contract Costs. The Company recognizes an asset for the incremental costs of obtaining or fulfilling a contract with the retailer for a credit card program agreement to the extent it expects to recover those costs, in accordance with ASC 340-40. As of December 31, 2018, the remaining unamortized contract costs were $372.5 million and are included in other current assets and other non-current assets in the Company’s consolidated balance sheets. Contract costs are deferred and amortized on a straight-line basis over the respective term of the agreement, which represents the period of service. Depending on the nature of the contract costs, the amortization is recorded as a reduction to revenue, or costs of operations, in the Company’s consolidated statements of income. Amortization of contract costs recorded as a reduction to revenue totaled $68.7 million for the year ended December 31, 2018. Amortization of contract costs recorded to cost of operations expense totaled $9.8 million for the year ended December 31, 2018. No impairment was recognized during the periods presented.

Practical Expedients

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which the Company has the right to invoice for services performed.

The Company has elected the practical expedient from ASC 340-40 with respect to contract costs, and expenses the incremental costs as incurred for those costs that would otherwise be recognized with an amortization period of one year or less. These costs are primarily related to sales commissions, and such expensed incremental costs are recorded to cost of operations expense in the Company’s consolidated statements of income.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

4. ACQUISITIONS

2017 Acquisitions:

On October 20, 2017, the Company acquired credit card receivables and the associated accounts and assumed a portion of an existing customer care operation, including a facility sublease agreement and approximately 250 employees, from Signet Jewelers Limited (“Signet”) for cash consideration of approximately $945.6 million. This acquisition increases the Company’s presence in the jewelry vertical. The Company determined these acquired activities and assets constituted a business under ASC 805, “Business Combinations,” based on the nature of the inputs, processes and outputs acquired from the transaction. In addition, the parties entered into a long-term agreement under which the Company became the primary issuer of private-label credit cards and related marketing services for Signet. The Company obtained control of the assets and assumed the liabilities on October 20, 2017, and the results of operations have been included since the date of acquisition in the Company’s Card Services segment.

The Company engaged a third party specialist to assist it in the measurement of the fair value of the assets acquired. The fair value of the assets acquired exceeded the cost of the acquisition. Consequently, the Company reassessed the recognition and measurement of the identifiable assets acquired and liabilities assumed and concluded that the valuation procedures and resulting measures were appropriate. The excess value of the net assets acquired over the purchase price of $7.9 million was recorded as a bargain purchase gain, which was included in cost of operations in the Company’s consolidated statement of income for the year ended December 31, 2017.

The following table summarizes the fair values of the assets acquired and the liabilities assumed in the Signet acquisition as of October 20, 2017:

As of October 20, 2017
(In millions)
Credit card receivables	$906.3
Intangible assets	52.3
Total assets acquired	958.6

Other liabilities	0.2
Deferred tax liability	4.9
Total liabilities assumed	5.1

Net assets acquired	$953.5
Total consideration paid	945.6
Gain on business combination	$7.9

5. CREDIT CARD AND LOAN RECEIVABLES

The Company’s credit card and loan receivables are the only portfolio segment or class of financing receivables. Quantitative information about the components of credit card and loan receivables is presented in the table below:

	December 31,	December 31,
	2018	2017
	(In millions)
Principal receivables	$16,869.9	$17,705.1
Billed and accrued finance charges	898.3	887.0
Other	86.8	21.7
Total credit card and loan receivables	17,855.0	18,613.8
Less: Credit card receivables – restricted for securitization investors	13,418.3	14,293.9
Other credit card and loan receivables	$4,436.7	$4,319.9

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Allowance for Loan Loss

The Company maintains an allowance for loan loss at a level that is appropriate to absorb probable losses inherent in credit card and loan receivables. The estimate of the allowance for loan loss covers uncollectible principal as well as unpaid interest and fees. The allowance for loan loss is evaluated monthly for appropriateness.

The following table presents the Company’s allowance for loan loss for the years indicated:

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Balance at beginning of year	$1,119.3	$948.0	$741.6
Provision for loan loss	1,016.0	1,140.1	940.5
Allowance associated with credit card and loan receivables transferred to held for sale	(54.8)	(27.9)	(31.1)
Change in estimate for uncollectible unpaid interest and fees	25.0	30.0	20.0
Recoveries	214.2	196.6	255.5
Principal charge-offs	(1,281.4)	(1,167.5)	(978.5)
Balance at end of year	$1,038.3	$1,119.3	$948.0

Net charge-offs include the principal amount of losses from credit cardholders unwilling or unable to pay their account balances, as well as bankrupt and deceased credit cardholders, less recoveries and exclude charged-off interest, fees and fraud losses. Charged-off interest and fees reduce finance charges, net while fraud losses are recorded as an expense. Credit card and loan receivables, including unpaid interest and fees, are charged-off in the month during which an account becomes 180 days contractually past due, except in the case of customer bankruptcies or death. Credit card and loan receivables, including unpaid interest and fees, associated with customer bankruptcies or death are charged-off in each month subsequent to 60 days after the receipt of notification of the bankruptcy or death, but in any case, not later than the 180-day contractual time frame.

The Company records the actual charge-offs for unpaid interest and fees as a reduction to finance charges, net. For the years ended December 31, 2018, 2017 and 2016, actual charge-offs for unpaid interest and fees were $803.1 million, $653.2 million and $511.7 million, respectively.

Delinquencies

A credit card account is contractually delinquent if the Company does not receive the minimum payment by the specified due date on the cardholder’s statement. It is the Company’s policy to continue to accrue interest and fee income on all credit card accounts beyond 90 days, except in limited circumstances, until the credit card account balance and all related interest and other fees are paid or charged-off, in the month during which an account becomes 180 days delinquent. When an account becomes delinquent, a message is printed on the credit cardholder’s billing statement requesting payment. After an account becomes 30 days past due, a proprietary collection scoring algorithm automatically scores the risk of the account becoming further delinquent. The collection system then recommends a collection strategy for the past due account based on the collection score and account balance and dictates the contact schedule and collections priority for the account. If the Company is unable to make a collection after exhausting all in-house collection efforts, the Company may engage collection agencies and outside attorneys to continue those efforts.

The following table presents the delinquency trends of the Company’s credit card and loan receivables portfolio:

	December 31,	% of	December 31,	% of
	2018	Total	2017	Total
	(In millions, except percentages)
Receivables outstanding - principal	$16,869.9	100.0%	$17,705.1	100.0%
Principal receivables balances contractually delinquent:
31 to 60 days	303.2	1.8%	301.5	1.7%
61 to 90 days	207.9	1.3	191.3	1.1
91 or more days	443.4	2.6	409.6	2.3
Total	$954.5	5.7%	$902.4	5.1%

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The practice of re-aging an account may affect credit card loan delinquencies and charge-offs. A re-age of an account is intended to assist delinquent cardholders who have experienced financial difficulties but who demonstrate both an ability and willingness to repay the amounts due. Accounts meeting specific defined criteria are re-aged when the cardholder makes one or more consecutive payments aggregating a certain pre-defined amount of their account balance. With re-aging, the outstanding balance of a delinquent account is returned to a current status. For the years ended December 31, 2018, 2017 and 2016, the Company’s re-aged accounts represented 2.1%,  1.4% and 1.4%, respectively, of total credit card and loan receivables for each period and thus do not have a significant impact on the Company’s delinquencies or net charge-offs. The Company’s re-aging practices comply with regulatory guidelines.

Modified Credit Card Receivables

The Company holds certain credit card receivables for which the terms have been modified. The Company’s modified credit card receivables include credit card receivables for which temporary hardship concessions have been granted and credit card receivables in permanent workout programs. These modified credit card receivables include concessions consisting primarily of a reduced minimum payment and an interest rate reduction. The temporary programs’ concessions remain in place for a period no longer than twelve months, while the permanent programs remain in place through the payoff of the credit card receivables if the credit cardholder complies with the terms of the program. These concessions do not include the forgiveness of unpaid principal, but may involve the reversal of certain unpaid interest or fee assessments. In the case of the temporary programs, at the end of the concession period, credit card receivable terms revert to standard rates. These arrangements are automatically terminated if the customer fails to make payments in accordance with the terms of the program, at which time their account reverts back to its original terms.

Credit card receivables for which temporary hardship and permanent concessions were granted are each considered troubled debt restructurings and are collectively evaluated for impairment. Modified credit card receivables are evaluated at their present value with impairment measured as the difference between the credit card receivable balance and the discounted present value of cash flows expected to be collected. Consistent with the Company’s measurement of impairment of modified credit card receivables on a pooled basis, the discount rate used for credit card receivables is the average current annual percentage rate the Company applies to non-impaired credit card receivables, which approximates what would have been applied to the pool of modified credit card receivables prior to impairment. In assessing the appropriate allowance for loan loss, these modified credit card receivables are included in the general pool of credit card receivables with the allowance determined under the contingent loss model of ASC 450-20, “Loss Contingencies.” If the Company applied accounting under ASC 310-40, “Troubled Debt Restructurings by Creditors,” to the modified credit card receivables in these programs, there would not be a material difference in the allowance for loan loss.

The Company had $292.4 million and $260.2 million, respectively, as a recorded investment in impaired credit card receivables with an associated allowance for loan loss of $101.3 million and $56.1 million, respectively, as of December 31, 2018 and 2017. These modified credit card receivables represented less than 2% of the Company’s total credit card receivables as of both December 31, 2018 and 2017.

The average recorded investment in the impaired credit card receivables was $340.9 million and $230.4 million for the years ended December 31, 2018 and 2017, respectively.

Interest income on these modified credit card receivables is accounted for in the same manner as other accruing credit card receivables. Cash collections on these modified credit card receivables are allocated according to the same payment hierarchy methodology applied to credit card receivables that are not in such programs. The Company recognized $27.9 million, $19.7 million and $18.9 million for the years ended December 31, 2018, 2017 and 2016, respectively, in interest income associated with modified credit card receivables during the period that such credit card receivables were impaired.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The following tables provide information on credit card receivables that are considered troubled debt restructurings as described above, which entered into a modification program during the specified periods:

	Year Ended December 31, 2018			Year Ended December 31, 2017
		Pre-	Post-		Pre-	Post-
		modification	modification		modification	modification
	Number of	Outstanding	Outstanding	Number of	Outstanding	Outstanding
	Restructurings	Balance	Balance	Restructurings	Balance	Balance
	(Dollars in millions)			(Dollars in millions)
Troubled debt restructurings – credit card receivables	501,906	$621.4	$620.7	201,772	$261.1	$260.7

The tables below summarize troubled debt restructurings that have defaulted in the specified periods where the default occurred within 12 months of their modification date:

	Year Ended December 31, 2018		Year Ended December 31, 2017
	Number of	Outstanding	Number of	Outstanding
	Restructurings	Balance	Restructurings	Balance
(Dollars in millions)
Troubled debt restructurings that subsequently defaulted – credit card receivables	293,591	$340.5	98,863	$120.0

Age of Credit Card and Loan Receivable Accounts

The following tables set forth, as of December 31, 2018 and 2017, the number of active credit card and loan receivable accounts with balances and the related principal balances outstanding, based upon the age of the active credit card and loan receivable accounts from origination:

	December 31, 2018
				Percentage of
	Number of	Percentage of	Principal	Principal
	Active Accounts	Active Accounts	Receivables	Receivables
Age of Accounts Since Origination	with Balances	with Balances	Outstanding	Outstanding
	(In millions, except percentages)
0-12 Months	6.5	26.7%	$4,099.9	24.3%
13-24 Months	4.2	17.1	2,887.8	17.1
25-36 Months	3.1	13.0	2,428.9	14.4
37-48 Months	2.2	9.1	1,795.0	10.7
49-60 Months	1.7	7.1	1,367.2	8.1
Over 60 Months	6.5	27.0	4,291.1	25.4
Total	24.2	100.0%	$16,869.9	100.0%

	December 31, 2017
				Percentage of
	Number of	Percentage of	Principal	Principal
	Active Accounts	Active Accounts	Receivables	Receivables
Age of Accounts Since Origination	with Balances	with Balances	Outstanding	Outstanding
	(In millions, except percentages)
0-12 Months	7.4	27.3%	$4,110.0	23.2%
13-24 Months	4.5	16.4	3,011.3	17.0
25-36 Months	3.2	11.7	2,357.1	13.3
37-48 Months	2.4	8.8	1,837.0	10.4
49-60 Months	1.7	6.3	1,280.8	7.2
Over 60 Months	8.1	29.5	5,108.9	28.9
Total	27.3	100.0%	$17,705.1	100.0%

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Credit Quality

The Company uses proprietary scoring models developed specifically for the purpose of monitoring the Company’s obligor credit quality. The proprietary scoring models are used as a tool in the underwriting process and for making credit decisions. The proprietary scoring models are based on historical data and require various assumptions about future performance, which the Company updates periodically. Information regarding customer performance is factored into these proprietary scoring models to determine the probability of an account becoming 91 or more days past due at any time within the next 12 months. Obligor credit quality is monitored at least monthly during the life of an account. The following table reflects the composition of the Company’s credit card and loan receivables by obligor credit quality as of December 31, 2018 and 2017:

	December 31, 2018		December 31, 2017
		Percentage of		Percentage of
	Total Principal	Principal	Total Principal	Principal
Probability of an Account Becoming 91 or More Days Past	Receivables	Receivables	Receivables	Receivables
Due or Becoming Charged-off (within the next 12 months)	Outstanding	Outstanding	Outstanding	Outstanding
	(In millions, except percentages)
No Score	$249.0	1.5%	$210.6	1.2%
27.1% and higher	1,394.0	8.2	1,330.5	7.5
17.1% - 27.0%	770.1	4.6	850.5	4.8
12.6% - 17.0%	1,047.6	6.2	1,137.7	6.4
3.7% - 12.5%	6,877.6	40.8	7,449.7	42.1
1.9% - 3.6%	3,060.7	18.1	3,286.9	18.6
Lower than 1.9%	3,470.9	20.6	3,439.2	19.4
Total	$16,869.9	100.0%	$17,705.1	100.0%

Transfer of Financial Assets

The Company originated loan receivables under one previous client agreement, and after origination, these loan receivables were sold to the client at par value plus accrued interest. These transfers qualified for sale treatment as they met the conditions established in ASC 860-10, “Transfers and Servicing.” Following the sale, the client owned the loan receivables, assumed the risk of loss in the event of loan defaults and was responsible for all servicing functions related to the loan receivables. Effective July 2, 2018, the Company no longer originates loan receivables for this client. The loan receivables originated by the Company that had not yet been sold to the client were $0.0 million and $126.9 million at December 31, 2018 and 2017, respectively, and were included in credit card and loan receivables held for sale in the Company’s consolidated balance sheets and carried at the lower of cost or fair value. The carrying value of these loan receivables approximated fair value due to the short duration between the date of origination and sale. Originations and sales of these loan receivables held for sale were reflected as operating activities in the Company’s consolidated statements of cash flows.

Portfolios Held for Sale

The Company has certain credit card portfolios held for sale, which are carried at the lower of cost or fair value, and were $1,951.6 million and $899.4 million as of December 31, 2018 and 2017, respectively.

During the year ended December 31, 2018, the Company transferred 11 credit card portfolios totaling approximately $2.3 billion into credit card and loan receivables held for sale. The portfolios were transferred at the net carrying amount, which approximates the lower of cost or fair value and which is the measurement basis until the sale of the portfolios. The Company recorded valuation adjustments of $101.6 million to reduce the value of certain portfolios within credit card and loan receivables held for sale for the year ended December 31, 2018.

During the year ended December 31, 2018, the Company sold six credit card portfolios for cash consideration of approximately $1,153.5 million and recognized approximately $29.2 million in net gains on the transactions as follows:

•	In June 2018, the Company sold one credit card portfolio for final cash consideration of approximately $55.4 million and recognized a de minimis gain on the transaction.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

•

In October 2018, the Company sold two credit card portfolios for preliminary cash consideration of approximately $246.4 million, subject to customary sale price adjustments, and recognized approximately $4.6 million in gains on the transactions.

•

In December 2018, the Company sold three credit card portfolios for preliminary cash consideration of approximately $851.7 million, subject to customary sale price adjustments, and recognized approximately $24.5 million in net gains on the transactions.

During the year ended December 31, 2017, the Company transferred seven credit card portfolios and one loan portfolio totaling approximately $1.4 billion into credit card and loan receivables held for sale. The portfolios were transferred at the net carrying amount, which approximates the lower of cost or fair value and which is the measurement basis until the sale of the portfolios. The Company received cash consideration of approximately $797.7 million from the sale of two credit card and loan portfolios, and the Company recognized total gains of $23.3 million for the year ended December 31, 2017.

Portfolio Acquisitions

During the year ended December 31, 2017, the Company acquired approximately $906.3 million of credit card receivables in connection with the Signet acquisition. For more information, see Note 4, “Acquisitions.”

Securitized Credit Card Receivables

The Company regularly securitizes its credit card receivables through its credit card securitization trusts, consisting of the WFN Trusts and the WFC Trust. The Company continues to own and service the accounts that generate credit card receivables held by the WFN Trusts and the WFC Trust. In its capacity as a servicer, each of the respective banks earns a fee from the WFN Trusts and the WFC Trust to service and administer the credit card receivables, collect payments and charge-off uncollectible receivables. These fees are eliminated and therefore are not reflected in the consolidated statements of income for the years ended December 31, 2018, 2017 and 2016.

The WFN Trusts and the WFC Trust are VIEs and the assets of these consolidated VIEs include certain credit card receivables that are restricted to settle the obligations of those entities and are not expected to be available to the Company or its creditors. The liabilities of the consolidated VIEs include non-recourse secured borrowings and other liabilities for which creditors or beneficial interest holders do not have recourse to the general credit of the Company.

During the initial phase of a securitization reinvestment period, the Company generally retains principal collections in exchange for the transfer of additional credit card receivables into the securitized pool of assets. During the amortization or accumulation period of a securitization, the investors’ share of principal collections (in certain cases, up to a maximum specified amount each month) is either distributed to the investors or held in an account until it accumulates to the total amount due, at which time it is paid to the investors in a lump sum.

The Company is required to maintain minimum interests ranging from 4% to 10% of the securitized credit card receivables. This requirement is met through seller’s interest and is supplemented through excess funding deposits. Excess funding deposits represent cash amounts deposited with the trustee of the securitizations.

Cash collateral, restricted deposits are generally released proportionately as investors are repaid, although some cash collateral, restricted deposits are released only when investors have been paid in full. None of the cash collateral, restricted deposits were required to be used to cover losses on securitized credit card receivables in the years ended December 31, 2018, 2017 and 2016, respectively.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The tables below present quantitative information about the components of total securitized credit card receivables, delinquencies and net charge-offs:

	December 31,	December 31,
	2018	2017
	(In millions)
Total credit card receivables – restricted for securitization investors	$13,418.3	$14,293.9
Principal amount of credit card receivables – restricted for securitization investors, 91 days or more past due	$301.6	$295.0

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Net charge-offs of securitized principal	$927.0	$741.1	$583.8

6. INVENTORIES, NET

Inventories, net of $248.0 million and $230.6 million at December 31, 2018 and 2017, respectively, primarily consist of finished goods to be utilized as rewards in the Company’s loyalty programs.

Inventories, net are stated at the lower of cost and net realizable value and valued primarily on a first-in-first-out basis. The Company records valuation adjustments to its inventories if the cost of inventory exceeds the amount it expects to realize from the ultimate sale or disposal of the inventory. These estimates are based on management’s judgment regarding future market conditions and an analysis of historical experience.

7. OTHER INVESTMENTS

Other investments consist of marketable securities and U.S. Treasury bonds and are included in other current assets and other non-current assets in the Company’s consolidated balance sheets. The principal components of other investments, which are carried at fair value, are as follows:

	December 31, 2018				December 31, 2017
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(In millions)
Marketable securities	$272.8	$0.1	$(6.5)	$266.4	$207.3	$0.2	$(2.5)	$205.0
U.S. Treasury bonds	25.0	—	(0.1)	24.9	50.0	—	(0.1)	49.9
Total	$297.8	$0.1	$(6.6)	$291.3	$257.3	$0.2	$(2.6)	$254.9

The following tables show the unrealized losses and fair value for those investments that were in an unrealized loss position as of December 31, 2018 and 2017, aggregated by investment category and the length of time that individual securities have been in a continuous loss position:

	December 31, 2018
	Less than 12 months		12 Months or Greater		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In millions)
Marketable securities	$57.3	$(0.5)	$164.0	$(6.0)	$221.3	$(6.5)
U.S. Treasury bonds	—	—	24.9	(0.1)	24.9	(0.1)
Total	$57.3	$(0.5)	$188.9	$(6.1)	$246.2	$(6.6)

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

	December 31, 2017
	Less than 12 months		12 Months or Greater		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In millions)
Marketable securities	$104.5	$(0.9)	$67.3	$(1.6)	$171.8	$(2.5)
U.S. Treasury bonds	49.9	(0.1)	—	—	49.9	(0.1)
Total	$154.4	$(1.0)	$67.3	$(1.6)	$221.7	$(2.6)

The amortized cost and estimated fair value of the marketable securities and U.S. Treasury bonds at December 31, 2018 by contractual maturity are as follows:

	Amortized
	Cost	Fair Value
	(In millions)
Due in one year or less	$54.5	$54.4
Due after one year through five years	2.2	2.2
Due after five years through ten years	—	—
Due after ten years	241.1	234.7
Total	$297.8	$291.3

Market values were determined for each individual security in the investment portfolio. When evaluating the investments for other-than-temporary impairment, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the security's issuer, and the Company's intent to sell the security and whether it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. The Company typically invests in highly-rated securities with low probabilities of default and has the intent and ability to hold the investments until maturity. As of December 31, 2018, the Company does not consider the investments to be other-than-temporarily impaired.

There were no realized gains or losses from the sale of investment securities for the years ended December 31, 2018, 2017 and 2016.

8. REDEMPTION SETTLEMENT ASSETS

Redemption settlement assets consist of restricted cash and securities available-for-sale and are designated for settling redemptions by collectors of the AIR MILES Reward Program in Canada under certain contractual relationships with sponsors of the AIR MILES Reward Program. The principal components of redemption settlement assets, which are carried at fair value, are as follows:

	December 31, 2018				December 31, 2017
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(In millions)
Restricted cash	$43.9	$—	$—	$43.9	$74.3	$—	$—	$74.3
Mutual funds	23.2	—	—	23.2	27.3	—	(1.3)	26.0
Corporate bonds	497.5	0.1	(6.1)	491.5	495.0	—	(5.8)	489.2
Total	$564.6	$0.1	$(6.1)	$558.6	$596.6	$—	$(7.1)	$589.5

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The following tables show the unrealized losses and fair value for those investments that were in an unrealized loss position as of December 31, 2018 and 2017, respectively, aggregated by investment category and the length of time that individual securities have been in a continuous loss position:

	December 31, 2018
	Less than 12 months		12 Months or Greater		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In millions)
Corporate bonds	$31.2	$(0.1)	$414.4	$(6.0)	$445.6	$(6.1)
Total	$31.2	$(0.1)	$414.4	$(6.0)	$445.6	$(6.1)

	December 31, 2017
	Less than 12 months		12 Months or Greater		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
	(In millions)
Mutual funds	$26.0	$(1.3)	$—	$—	$26.0	$(1.3)
Corporate bonds	328.0	(3.7)	161.2	(2.1)	489.2	(5.8)
Total	$354.0	$(5.0)	$161.2	$(2.1)	$515.2	$(7.1)

The amortized cost and estimated fair value of the securities at December 31, 2018 by contractual maturity are as follows:

	Amortized	Estimated
	Cost	Fair Value
	(In millions)
Due in one year or less	$118.4	$117.9
Due after one year through five years	402.3	396.8
Total	$520.7	$514.7

Market values were determined for each individual security in the investment portfolio. When evaluating the investments for other-than-temporary impairment, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the security’s issuer, and the Company’s intent to sell the security and whether it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. The Company typically invests in highly-rated securities with low probabilities of default and has the intent and ability to hold the investments until maturity. As of December 31, 2018, the Company does not consider the investments to be other-than-temporarily impaired.

For the years ended December 31, 2018 and 2017, realized gains and losses from the sale of investment securities were de minimis. There were no realized gains or losses from the sale of investment securities for the year ended December 31, 2016.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

9. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2018	2017
	(In millions)
Computer software and development	$331.9	$300.1
Furniture and equipment	166.4	153.3
Land, buildings and leasehold improvements	128.1	116.1
Construction in progress	22.7	31.4
Total	649.1	600.9
Accumulated depreciation and amortization	(360.9)	(323.0)
Property and equipment, net	$288.2	$277.9

Depreciation expense totaled $41.2 million, $40.8 million and $36.6 million for the years ended December 31, 2018, 2017 and 2016, respectively, and includes purchased software. Amortization expense on capitalized software totaled $39.5 million, $32.9 million and $30.7 million for the years ended December 31, 2018, 2017 and 2016, respectively.

As of December 31, 2018 and 2017, the net amount of unamortized capitalized software costs included in the consolidated balance sheets was $87.5 million and $79.2 million, respectively.

10. INTANGIBLE ASSETS AND GOODWILL

Intangible Assets

Intangible assets consist of the following:

	December 31, 2018
	Gross	Accumulated
	Assets	Amortization	Net	Amortization Life and Method
	(In millions)
Finite Lived Assets
Customer contracts and lists	$339.5	$(244.4)	$95.1	3-7 years—straight line
Premium on purchased credit card portfolios	286.0	(172.9)	113.1	3-13 years—straight line
Collector database	51.3	(49.9)	1.4	5 years—straight line
Tradenames	32.5	(25.9)	6.6	8-15 years—straight line
	$709.3	$(493.1)	$216.2
Indefinite Lived Assets
Tradename	1.2	—	1.2	Indefinite life
Total intangible assets	$710.5	$(493.1)	$217.4

	December 31, 2017
	Gross	Accumulated
	Assets	Amortization	Net	Amortization Life and Method
	(In millions)
Finite Lived Assets
Customer contracts and lists	$355.1	$(204.5)	$150.6	3-7 years—straight line
Premium on purchased credit card portfolios	321.6	(147.8)	173.8	3-13 years—straight line
Collector database	55.6	(53.5)	2.1	5 years—straight line
Tradenames	34.1	(25.9)	8.2	8-15 years—straight line
	$766.4	$(431.7)	$334.7
Indefinite Lived Assets
Tradename	1.2	—	1.2	Indefinite life
Total intangible assets	$767.6	$(431.7)	$335.9

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

As part of the Signet acquisition in October 2017, the Company acquired $52.3 million of intangible assets, consisting of $35.9 million of customer relationships being amortized over a life of 3.0 years and $16.4 million of marketing relationships being amortized over a life of 7.0 years. For more information on this acquisition, see Note 4, “Acquisitions.”

Amortization expense related to the intangible assets was approximately $112.9 million, $114.2 million and $119.6 million for the years ended December 31, 2018, 2017 and 2016, respectively.

The estimated amortization expense related to intangible assets for the next five years and thereafter is as follows:

For the Years Ending
December 31,
(In millions)
2019	$91.6
2020	74.0
2021	14.1
2022	11.9
2023	10.3
Thereafter	14.3

Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2018 and 2017, respectively, are as follows:

	LoyaltyOne	Card Services	Corporate/ Other	Total
	(In millions)
Balance at January 1, 2017	$653.3	$261.7	$—	$915.0
Effects of foreign currency translation	77.8	—	—	77.8
Balance at December 31, 2017	$731.1	$261.7	$—	$992.8
Effects of foreign currency translation	(38.0)	—	—	(38.0)
Balance at December 31, 2018	$693.1	$261.7	$—	$954.8

The Company completed annual impairment tests for goodwill on July 31, 2018, 2017 and 2016 and determined at each date that no impairment exists. No further testing of goodwill impairments will be performed until July 31, 2019, unless events occur or circumstances indicate an impairment is probable.

11. ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,
	2018	2017
	(In millions)
Accrued payroll and benefits	$187.1	$183.3
Accrued other liabilities	135.1	153.9
Accrued expenses	$322.2	$337.2

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

12. DEBT

Debt consists of the following:

	December 31,	December 31,
Description	2018	2017	Maturity	Interest Rate
	(Dollars in millions)
Long-term and other debt:
2017 revolving line of credit	$740.0	$475.0	June 2022	(1)
2017 term loans	2,938.1	3,014.4	June 2022	(1)
BrandLoyalty credit agreement	183.7	198.0	June 2020	(2)
Senior notes due 2020	—	500.0	—	—
Senior notes due 2021	500.0	500.0	November 2021	5.875%
Senior notes due 2022	600.0	600.0	August 2022	5.375%
Senior notes due 2022 (€400.0 million)	458.8	479.9	March 2022	4.500%
Senior notes due 2023 (€300.0 million)	344.1	359.9	November 2023	5.250%
Total long-term and other debt	5,764.7	6,127.2
Less: Unamortized debt issuance costs	39.3	56.3
Less: Current portion	138.9	127.2
Long-term portion	$5,586.5	$5,943.7

Deposits:
Certificates of deposit	$8,395.1	$7,526.0	Various – Jan 2019 – Dec 2023	1.25% to 4.00%
Money market deposits	3,424.3	3,429.4	Non-maturity	(3)
Total deposits	11,819.4	10,955.4
Less: Unamortized debt issuance costs	25.7	24.5
Less: Current portion	6,537.7	6,366.2
Long-term portion	$5,256.0	$4,564.7

Non-recourse borrowings of consolidated securitization entities:
Fixed rate asset-backed term note securities	$4,893.3	$4,704.7	Various – Mar 2019 – Oct 2021	1.72% to 3.95%
Floating rate asset-backed term note securities	—	360.0	—	—
Conduit asset-backed securities	2,770.0	3,755.0	Various – Nov 2019 – Sept 2020	(4)
Total non-recourse borrowings of consolidated securitization entities	7,663.3	8,819.7
Less: Unamortized debt issuance costs	11.6	12.4
Less: Current portion	2,717.6	1,339.9
Long-term portion	$4,934.1	$7,467.4

(1)

The interest rate is based upon the London Interbank Offered Rate (“LIBOR”) plus an applicable margin. At December 31, 2018, the weighted average interest rate was 4.22% and 4.27% for the revolving line of credit and term loans, respectively.

(2)

The interest rate is based upon the Euro Interbank Offered Rate plus an applicable margin. At December 31, 2018, the weighted average interest rate was 1.22% and 1.65% for the BrandLoyalty revolving line of credit and term loans, respectively.

(3)	The interest rates are based on the Federal Funds rate plus an applicable margin. At December 31, 2018, the interest rates ranged from 1.90% to 2.71%.
(4)

The interest rate is based upon LIBOR or the asset-backed commercial paper costs of each individual conduit provider plus an applicable margin. At December 31, 2018, the interest rates ranged from 3.48% to 3.79%.

At December 31, 2018, the Company was in compliance with its financial covenants.

Long-term and Other Debt

Credit Agreement

In June 2017, the Company, as borrower, and ADS Alliance Data Systems, Inc., ADS Foreign Holdings, Inc., Alliance Data Foreign Holdings, Inc., Aspen Marketing Services, LLC, Commission Junction LLC, Conversant LLC, Epsilon Data Management, LLC, Comenity LLC and Comenity Servicing LLC, as guarantors, entered into a credit agreement with various agents and lenders dated June 14, 2017 (the “2017 Credit Agreement”), replacing in its entirety the Company’s credit agreement dated July 10, 2013 (the “2013 Credit Agreement”), which was concurrently terminated, and amended the 2017 Credit Agreement on June 16, 2017 to increase the total amount of the borrowings.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

At December 31, 2018, the 2017 Credit Agreement, as amended, provided for a $3,052.6 million term loan (the “2017 Term Loan”), subject to certain principal repayments, and a $1,572.4 million revolving credit facility (the “2017 Credit Facility”) with a U.S. $65.0 million sublimit for Canadian dollar borrowings and a $65.0 million sublimit for swing line loans. The 2017 Credit Agreement includes an uncommitted accordion feature of up to $750.0 million in the aggregate allowing for future incremental borrowings, subject to certain conditions.

Total availability under the 2017 Credit Facility at December 31, 2018 was $832.4 million.

The loans under the 2017 Credit Agreement are scheduled to mature on June 14, 2022. The 2017 Term Loan provides for aggregate principal payments of 2.5% of the initial term loan amount in each of the first and second year and 5% of the initial term loan amount in each of the third, fourth, and fifth year, payable in equal quarterly installments beginning on September 30, 2017. The 2017 Credit Agreement is unsecured.

The 2017 Credit Agreement contains the usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s ability and in certain instances, its subsidiaries’ ability to consolidate or merge; substantially change the nature of its business; sell, lease, or otherwise transfer any substantial part of its assets; create or incur indebtedness; create liens; and make acquisitions. The negative covenants are subject to certain exceptions as specified in the 2017 Credit Agreement. The 2017 Credit Agreement also requires the Company to satisfy certain financial covenants, including a maximum total leverage ratio and a minimum ratio of consolidated operating EBITDA to consolidated interest expense, each as determined in accordance with the 2017 Credit Agreement. The 2017 Credit Agreement also includes customary events of default.

BrandLoyalty Credit Agreement

BrandLoyalty and certain of its subsidiaries, as borrower and guarantors, are parties to a credit agreement that provides for an A-1 term loan facility of €90.0 million and an A-2 term loan facility of €100.0 million, subject to certain principal repayments, a committed revolving line of credit of €62.5 million and an uncommitted revolving line of credit of €62.5 million, all of which mature in June 2020. The BrandLoyalty credit agreement provided for a reduction in commitment on each of the uncommitted and committed revolving lines of credit of €25.0 million in August 2018, for a committed revolving line of credit of €37.5 million and an uncommitted revolving line of credit of €37.5 million as of December 31, 2018.

As of December 31, 2018, amounts outstanding under the revolving lines of credit and the term loans under the BrandLoyalty credit agreement were €37.6 million and €122.5 million ($43.2 million and $140.5 million), respectively.

Senior Notes

The senior notes set forth below are each governed by their respective indenture that includes usual and customary negative covenants and events of default for transactions of these types. These senior notes are unsecured and are guaranteed on a senior unsecured basis by certain of the Company’s existing and future domestic subsidiaries that guarantee its Credit Agreement, as amended, as described above.

Due 2020

In April 2018, the Company redeemed its $500.0 million outstanding 6.375% senior notes due April 1, 2020 at par plus accrued interest. The Company funded the redemption with borrowings under its revolving line of credit.

Due 2021

In October 2016, the Company issued and sold $500.0 million aggregate principal amount of 5.875% senior notes due November 1, 2021 (the “Senior Notes due 2021”). The Senior Notes due 2021 accrue interest on the principal amount at the rate of 5.875% per annum from October 27, 2016, payable semiannually in arrears, on May 1 and November 1 of each year, beginning on May 1, 2017.

Due 2022

In July 2014, the Company issued and sold $600.0 million aggregate principal amount of 5.375% senior notes due August 1, 2022 (the “Senior Notes due 2022”). The Senior Notes due 2022 accrue interest on the principal amount at the

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

rate of 5.375% per annum from July 29, 2014, payable semi-annually in arrears, on February 1 and August 1 of each year, beginning on February 1, 2015.

In March 2017, the Company issued and sold €400.0 million aggregate principal amount of 4.500% senior notes due March 15, 2022 (the “Senior Notes due 2022 (€400.0 million)”). Interest is payable semiannually in arrears, on March 15 and September 15 of each year, beginning on September 15, 2017. The Senior Notes due 2022 (€400.0 million) were admitted for listing on the Official List of the Irish Stock Exchange and are trading on the Global Exchange Market. The amount outstanding under the Senior Notes due 2022 (€400.0 million) was €400.0 million ($458.8 million) as of December 31, 2018.

Due 2023

In November 2015, the Company issued and sold €300.0 million aggregate principal amount of 5.2500% senior notes due November 15, 2023 (the “Senior Notes due 2023”). The Senior Notes due 2023 accrue interest on the principal amount at the rate of 5.25% per annum from November 19, 2015, payable semiannually in arrears, on May 15 and November 15 of each year, beginning on May 15, 2016. The Senior Notes due 2023 were admitted for listing on the Official List of the Irish Stock Exchange and are trading on the Global Exchange Market. The amount outstanding under the Senior Notes due 2023 was €300.0 million ($344.1 million) as of December 31, 2018.

Deposits

Comenity Bank and Comenity Capital Bank issue certificates of deposit in denominations of at least $100,000 and $1,000, respectively, in various maturities ranging between January 2019 and December 2023 and with effective annual interest rates ranging from 1.25% to 4.00%, with a weighted average interest rate of 2.44%, at December 31, 2018. At December 31, 2017, interest rates ranged from 1.00% to 2.80%, with a weighted average interest rate of 1.86%. Interest is paid monthly and at maturity.

Comenity Bank and Comenity Capital Bank offer non-maturity deposit programs through contractual arrangements with various financial counterparties. Money market deposits are redeemable on demand by the customer and, as such, have no scheduled maturity date. As of December 31, 2018, Comenity Bank and Comenity Capital Bank had $3.4 billion in money market deposits outstanding with annual interest rates ranging from 1.90% to 2.71%, with a weighted average interest rate of 2.59%. As of December 31, 2017, Comenity Bank and Comenity Capital Bank had $3.4 billion in money market deposits outstanding with annual interest rates ranging from 1.26% to 2.37%, with a weighted average interest rate of 1.82%.

Non-Recourse Borrowings of Consolidated Securitization Entities

An asset-backed security is a security whose value and income payments are derived from and collateralized (or “backed”) by a specified pool of underlying assets. The sale of the pool of underlying assets to general investors is accomplished through a securitization process. The Company regularly sells its credit card receivables to its credit card securitization trusts, the WFN Trusts and the WFC Trust, which are consolidated on the balance sheets of the Company under ASC 860 and ASC 810. The liabilities of the consolidated VIEs include asset-backed securities for which creditors or beneficial interest holders do not have recourse to the general credit of the Company.

Asset-Backed Term Notes

For the year ended December 31, 2018, the following asset-backed term notes were issued by Master Trust I:

•

In February 2018, the Company issued $591.5 million of Series 2018-A asset-backed term notes, which mature in February 2021. The offering consisted of $525.0 million of Class A notes with a fixed interest rate of 3.07% per year and $66.5 million of notes that were retained by the Company and eliminated from the Company’s consolidated balance sheets.

•

In September 2018, the Company issued $337.5 million of Series 2018-B asset-backed term notes, which mature in September 2021. The offering consisted of $300.0 million of Class A notes with a fixed interest rate of 3.46% per year, $22.3 million of Class M notes with a fixed interest rate of 3.81% per year and $15.2 million of notes which were retained by the Company and eliminated from the Company’s consolidated balance sheets.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

•

In November 2018, the Company issued $337.5 million of Series 2018-C asset-backed term notes, which mature in October 2021. The offering consisted of $300.0 million of Class A notes with a fixed interest rate of 3.55% per year, $22.3 million of Class M notes with a fixed interest rate of 3.95% per year and $15.2 million of notes which were retained by the Company and eliminated from the Company’s consolidated balance sheets.

For the year ended December 31, 2018, the following asset-backed term notes matured and were repaid:

•	In February 2018, $500.0 million of Series 2013-A asset-backed term notes, $125.0 million of which were retained by the Company and eliminated from the Company’s consolidated balance sheets.
•	In April 2018, $500.0 million of Series 2015-A asset-backed term notes, $140.0 million of which were retained by the Company and eliminated from the Company’s consolidated balance sheets.
•	In August 2018, $460.5 million of Series 2016-B asset-backed term notes, $110.5 million of which were retained by the Company and eliminated from the Company’s consolidated balance sheets.
•	In October 2018, $266.7 million of Series 2012-C asset-backed term notes, $10.7 million of which were retained by the Company and eliminated from the Company’s consolidated balance sheets.

In February 2019, Master Trust I issued $562.5 million of Series 2019-A asset-backed term notes, which mature in February 2022. The offering consisted of $500.0 million of Class A notes with a fixed interest rate of 3.14% per year, $37.2 million of Class M notes with a fixed interest rate of 3.61% per year and $25.3 million of notes that were retained by the Company and eliminated from the Company’s consolidated balance sheets.

Conduit Facilities

The Company has access to committed undrawn capacity through three conduit facilities to support the funding of its credit card receivables through Master Trust I, Master Trust III and the WFC Trust. Borrowings outstanding under each facility bear interest at a margin above LIBOR or the asset-backed commercial paper costs of each individual conduit provider. The conduits have varying maturities from November 2019 to September 2020 with variable interest rates ranging from 3.48% to 3.79% as of December 31, 2018.

In August 2018, Master Trust I amended its 2009-VFN conduit facility, increasing the capacity from $800.0 million to $1,180.0 million and extending the maturity to September 2020.

In August 2018, Master Trust III amended its 2009-VFC conduit facility, decreasing the capacity from $1,680.0 million to $1,300.0 million and extending the maturity to September 2020.

As of December 31, 2018, total capacity under the conduit facilities was $4.5 billion, of which $2.8 billion had been drawn and was included in non-recourse borrowings of consolidated securitization entities in the consolidated balance sheets.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Maturities

The future principal payments for the Company’s debt as of December 31, 2018 are as follows:

			Non-Recourse
			Borrowings of
	Long-Term		Consolidated
	and		Securitization
Year	Other Debt	Deposits	Entities
	(In millions)
2019	$139.0	$6,540.2	$2,719.0
2020	311.8	2,220.1	3,092.2
2021	652.6	1,473.9	1,852.1
2022	4,317.2	1,057.4	—
2023	344.1	527.8	—
Thereafter	—	—	—
Total maturities	5,764.7	11,819.4	7,663.3
Unamortized debt issuance costs	(39.3)	(25.7)	(11.6)
	$5,725.4	$11,793.7	$7,651.7

13. DERIVATIVE INSTRUMENTS

The Company uses derivatives to manage risks associated with certain assets and liabilities arising from the potential adverse impact of fluctuations in interest rates and foreign currency exchange rates.

The Company limits its exposure on derivatives by entering into contracts with institutions that are established dealers who maintain certain minimum credit criteria established by the Company. At December 31, 2018, the Company does not maintain any derivative instruments subject to master agreements that would require the Company to post collateral or that contain any credit-risk related contingent features.

The Company enters into foreign currency derivatives to reduce the volatility of the Company’s cash flows resulting from changes in foreign currency exchange rates associated with certain inventory transactions, some of which are designated as cash flow hedges. The Company generally hedges foreign currency exchange rate risks for periods of 12 months or less. As of December 31, 2018, the maximum term over which the Company is hedging its exposure to the variability of future cash flows associated with certain inventory transactions is 11 months.

Certain foreign currency exchange forward contracts are not designated as hedges as they do not meet the specific hedge accounting requirements of ASC 815, “Derivatives and Hedging.” Changes in the fair value of the derivative instruments not designated as hedging instruments are recorded in the consolidated statements of income as they occur. Gains and losses on derivatives not designated as hedging instruments are included in other operating activities in the consolidated statements of cash flows for all periods presented.

The following tables present the fair values of the derivative instruments included within the Company’s consolidated balance sheets as of December 31, 2018 and 2017:

	December 31, 2018
	Notional
	Amount	Fair Value	Balance Sheet Location	Maturity
	(In millions)
Designated as hedging instruments:
Foreign currency exchange hedges	$5.2	$0.3	Other current assets	January 2019 to April 2019
Foreign currency exchange hedges	$20.3	$0.3	Other current liabilities	March 2019 to November 2019

Not designated as hedging instruments:
Foreign currency exchange forward contract	$61.6	$3.5	Other current assets	January 2019 to February 2019

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

	December 31, 2017
	Notional
	Amount	Fair Value	Balance Sheet Location	Maturity
	(In millions)
Designated as hedging instruments:
Foreign currency exchange hedges	$2.9	$0.1	Other current assets	August 2018 to October 2018
Foreign currency exchange hedges	$19.3	$0.3	Other current liabilities	January 2018 to October 2018

Not designated as hedging instruments:
Foreign currency exchange forward contracts	$168.0	$15.9	Other current assets	February 2018
Foreign currency exchange forward contract	$65.8	$3.5	Other current liabilities	March 2018

Derivatives Designated as Hedging Instruments

For the year ended December 31, 2018, losses of $0.1 million, net of tax, were recognized in other comprehensive income related to foreign currency exchange hedges designated as effective, gains of $0.2 million, net of tax, were reclassified from accumulated other comprehensive income into net income (cost of operations), and a de minimis amount of ineffectiveness was recorded. Changes in the fair value of these hedges, excluding any ineffective portion are recorded in other comprehensive income (loss) until the hedged transactions affect net income. The ineffective portion of these cash flow hedges impacts net income when the ineffectiveness occurs. At December 31, 2018, $0.2 million is expected to be reclassified from accumulated other comprehensive income into net income in the coming 12 months.

For the year ended December 31, 2017, losses of $0.5 million, net of tax, were recognized in other comprehensive income related to foreign currency exchange hedges designated as effective. For the year ended December 31, 2017, gains of $0.2 million, net of tax, were reclassified from accumulated other comprehensive income into net income (cost of operations), and $0.1 million of ineffectiveness was recorded.

For the year ended December 31, 2016, losses of $0.9 million, net of tax, were recognized in other comprehensive income related to foreign currency exchange hedges designated as effective, losses of $0.6 million, net of tax, were reclassified from accumulated other comprehensive income into net income (cost of operations), and $0.1 million of ineffectiveness was recorded.

Derivatives Not Designated as Hedging Instruments

For the years ended December 31, 2018, 2017 and 2016, the Company recognized gains of $10.6 million, gains of $12.5 million, and losses of $0.1 million, respectively, related to foreign currency exchange forward contracts not designated as hedging instruments in general and administrative expense in the Company’s consolidated statements of income.

Net Investment Hedges

The Company designated its Euro-denominated 5.250% senior notes due 2023 (€300.0 million) and €200.0 million of its Euro-denominated 4.500% senior notes due 2022 (€400.0 million) as a net investment hedge of its investment in BrandLoyalty, on a pre-tax basis. The net investment hedge is intended to reduce the volatility in stockholders’ equity caused by the changes in foreign currency exchange rates of the Euro with respect to the U.S. dollar.

In February 2018, the Company de-designated its €500.0 million net investment hedge and re-designated €640.0 million of Euro-denominated senior notes as a net investment hedge of its investment in BrandLoyalty on an after-tax basis. The change in fair value of the net investment hedges due to remeasurement of the effective portion is recorded in other comprehensive income. The ineffective portion of this hedging instrument impacts net income when the ineffectiveness occurs.

For the years ended December 31, 2018, 2017 and 2016, the Company recorded unrealized gains of $29.6, losses of $46.1 million, and gains of $7.9 million, net of tax, respectively, in other comprehensive income and no ineffectiveness was recorded on the net investment hedges.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

14. COMMITMENTS AND CONTINGENCIES

AIR MILES Reward Program

The Company has entered into contractual arrangements with certain AIR MILES Reward Program sponsors that result in fees being billed to those sponsors upon the redemption of AIR MILES reward miles issued by those sponsors. The Company has obtained letters of credit and other assurances from those sponsors for the Company’s benefit that expire at various dates. These letters of credit and other assurances totaled $128.7 million at December 31, 2018, which exceeds the amount of the Company’s estimate of its obligation to provide travel and other rewards upon the redemption of the AIR MILES reward miles issued by those sponsors.

The Company currently has an obligation to provide AIR MILES Reward Program collectors with travel and other rewards upon the redemption of AIR MILES reward miles. The Company believes that the redemption settlement assets, including the letters of credit and other assurances mentioned above, are sufficient to meet that obligation.

The Company has entered into certain long-term arrangements with airlines and other suppliers in connection with reward redemptions under the AIR MILES Reward Program. These long-term arrangements allow the Company to retain preferred pricing subject to meeting agreed upon annual volume commitments for rewards purchased.

Leases

The Company leases certain office facilities and equipment under noncancellable operating leases and is generally responsible for property taxes and insurance related to such facilities. Lease expense was $47.5 million, $67.3 million and $54.5 million for the years ended December 31, 2018, 2017 and 2016, respectively.

Future annual minimum rental payments required under noncancellable operating leases, some of which contain renewal options, as of December 31, 2018, are:

Operating
Year	Leases
(In millions)
2019	$42.0
2020	39.9
2021	37.7
2022	36.8
2023	35.6
Thereafter	256.4
Total	$448.4

Regulatory Matters

Comenity Bank is regulated, supervised and examined by the State of Delaware and the Federal Deposit Insurance Corporation (“FDIC”). Comenity Bank remains subject to regulation by the Board of the Governors of the Federal Reserve System. The Company’s industrial bank, Comenity Capital Bank, is regulated, supervised and examined by the State of Utah and the FDIC. As of October 1, 2016, both Comenity Bank and Comenity Capital Bank are under the supervision of the Consumer Financial Protection Bureau (“CFPB”), a federal consumer protection regulator with authority to make further changes to the federal consumer protection laws and regulations, and the CFPB may, from time to time, conduct reviews of their practices.

Quantitative measures established by regulations to ensure capital adequacy require Comenity Bank and Comenity Capital Bank (collectively, the “Banks”) to maintain minimum amounts and ratios of Common Equity Tier 1, Tier 1 and total capital to risk weighted assets and of Tier 1 capital to average assets. Based on these guidelines, the Banks are considered well capitalized.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The actual capital ratios and minimum ratios as of December 31, 2018 are as follows:

			Minimum Ratio to be
		Minimum Ratio for	Well Capitalized under
	Actual	Capital Adequacy	Prompt Corrective
	Ratio	Purposes	Action Provisions
Comenity Bank
Tier 1 capital to average assets	13.1%	4.0%	5.0%
Common Equity Tier 1 capital to risk-weighted assets	14.6	4.5	6.5
Tier 1 capital to risk-weighted assets	14.6	6.0	8.0
Total capital to risk-weighted assets	15.9	8.0	10.0

Comenity Capital Bank
Tier 1 capital to average assets	12.1%	4.0%	5.0%
Common Equity Tier 1 capital to risk-weighted assets	14.4	4.5	6.5
Tier 1 capital to risk-weighted assets	14.4	6.0	8.0
Total capital to risk-weighted assets	15.7	8.0	10.0

The actual capital ratios and minimum ratios as of December 31, 2017 are as follows:

			Minimum Ratio to be
		Minimum Ratio for	Well Capitalized under
	Actual	Capital Adequacy	Prompt Corrective
	Ratio	Purposes	Action Provisions
Comenity Bank
Tier 1 capital to average assets	12.3%	4.0%	5.0%
Common Equity Tier 1 capital to risk-weighted assets	13.5	4.5	6.5
Tier 1 capital to risk-weighted assets	13.5	6.0	8.0
Total capital to risk-weighted assets	14.8	8.0	10.0

Comenity Capital Bank
Tier 1 capital to average assets	12.4%	4.0%	5.0%
Common Equity Tier 1 capital to risk-weighted assets	14.0	4.5	6.5
Tier 1 capital to risk-weighted assets	14.0	6.0	8.0
Total capital to risk-weighted assets	15.3	8.0	10.0

Cardholders

The Company’s Card Services segment is active in originating private label and co-brand credit cards in the United States. The Company reviews each potential customer’s credit application and evaluates the applicant’s financial history and ability and perceived willingness to repay. Credit card loans are made primarily on an unsecured basis. Cardholders reside throughout the United States and are not significantly concentrated in any one area.

Holders of credit cards issued by the Company have available lines of credit, which vary by cardholder. These lines of credit represent elements of risk in excess of the amount recognized in the financial statements. The lines of credit are subject to change or cancellation by the Company. At December 31, 2018, the Company had 59.4 million total accounts, including both active and inactive, having unused lines of credit averaging $2,210 per account.

Legal Proceedings

From time to time the Company is involved in various claims and lawsuits arising in the ordinary course of business that it believes will not have a material effect on its business, financial condition or cash flows, including claims and lawsuits alleging breaches of the Company’s contractual obligations.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

15. STOCKHOLDERS’ EQUITY

Stock Repurchase Programs

In January 2016, the Company’s Board of Directors authorized a stock repurchase program to acquire up to $500.0 million of the Company’s outstanding common stock from January 1, 2016 through December 31, 2016. In February 2016, the Board of Directors authorized an increase to the stock repurchase program originally approved on January 1, 2016 to acquire an additional $500.0 million of the Company’s outstanding common stock through December 31, 2016, for a total authorization of $1.0 billion.

In January 2017, the Company’s Board of Directors authorized a stock repurchase program to acquire up to $500.0 million of the Company’s outstanding common stock from January 1, 2017 through December 31, 2017. In July 2017, the Company's Board of Directors authorized an increase to the stock repurchase program originally approved on January 1, 2017 to acquire an additional $500.0 million of the Company’s outstanding common stock through July 31, 2018, for a total stock repurchase authorization of up to $1.0 billion. At July 31, 2018, $280.3 million of this program expired unused.

On July 26, 2018, the Company’s Board of Directors authorized a new stock repurchase program to acquire up to $500.0 million of the Company’s outstanding common stock from August 1, 2018 through July 31, 2019.

For the year ended December 31, 2018, the Company acquired approximately 2.2 million shares of its common stock for $443.2 million under its respective stock repurchase programs. The Company acquired approximately 0.8 million shares of its common stock for $166.0 million under its previous stock repurchase program and acquired approximately 1.4 million shares of its common stock for $277.2 million under its current stock repurchase program.

As of December 31, 2018, the Company had $222.8 million remaining under its current stock repurchase program.

During the years ended December 31, 2017 and 2016, the Company repurchased approximately 2.3 million and 3.8 million shares of its common stock, respectively, for an aggregate amount of $553.7 million and $805.7 million, respectively.

Stock Compensation Plans

The Company has adopted equity compensation plans to advance the interests of the Company by rewarding certain employees for their contributions to the financial success of the Company and thereby motivating them to continue to make such contributions in the future.

The 2010 Omnibus Incentive Plan became effective July 1, 2010 and reserved 3,000,000 shares of common stock for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, cash incentive awards, deferred stock units, and other stock-based and cash-based awards to selected officers, employees, non-employee directors and consultants who performed services for the Company or its affiliates, with only employees eligible to receive incentive stock options. The 2010 Omnibus Incentive Plan expired on June 30, 2015.

In March 2015, the Company’s Board of Directors adopted the 2015 Omnibus Incentive Plan (the “2015 Plan”), which was subsequently approved by the Company’s stockholders on June 3, 2015. The 2015 Plan became effective July 1, 2015 and expires on June 30, 2020. The 2015 Plan reserves 5,100,000 shares of common stock for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, cash incentive awards, deferred stock units, and other stock-based and cash-based awards to selected officers, employees, non-employee directors and consultants performing services for the Company or its affiliates, with only employees being eligible to receive incentive stock options.

On June 5, 2015, the Company registered 5,100,000 shares of its common stock for issuance in accordance with the 2015 Plan pursuant to a Registration Statement on Form S-8, File No. 333-204758.

Beginning February 15, 2017, the restricted stock unit award agreements under the 2015 Plan provide for dividend equivalent rights (“DERs”), which entitle holders of restricted stock units to the same dividend value per share as holders

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

of common stock. DERs are subject to the same vesting and other terms and conditions as the corresponding unvested restricted stock units. DERs are paid only when the underlying shares vest.

Terms of all awards under the 2015 Plan are determined by the Board of Directors or the compensation committee of the Board of Directors or its designee at the time of award.

Stock Compensation Expense

Under the fair value recognition provisions, stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized ratably over the requisite service period.

Stock-based compensation expense recognized in the Company’s consolidated statements of income for the years ended December 31, 2018, 2017 and 2016, is as follows:

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Cost of operations	$23.3	$18.8	$24.2
General and administrative	21.1	22.5	17.3
Total	$44.4	$41.3	$41.5

Stock-based compensation expense included in loss from discontinued operations totaled $36.4 million, $33.8 million and $35.0 million for the years ended December 31, 2018, 2017 and 2016, respectively.

The income tax benefits related to total stock-based compensation expense for the years ended December 31, 2018, 2017 and 2016 were $15.4 million, $15.6 million and $22.7 million, respectively.

As the amount of stock-based compensation expense recognized is based on awards ultimately expected to vest, the amount recognized in the Company’s results of operations has been reduced for estimated forfeitures. In connection with the Company’s adoption of ASU 2016-09, the Company elected to continue to estimate forfeitures at each grant date, with forfeiture estimates to be revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on the Company’s historical experience. The Company’s forfeiture rate was 5% for the years ended December 31, 2018, 2017 and 2016. As of December 31, 2018, there was approximately $49.5 million of unrecognized expense, adjusted for estimated forfeitures, related to non-vested, stock-based equity awards granted to employees, which is expected to be recognized over a weighted average period of approximately 1.4 years.

Restricted Stock Unit Awards

During 2018, the Company awarded service-based, performance-based and market-based restricted stock units. In accordance with ASC 718, the Company recognizes the estimated stock-based compensation expense, net of estimated forfeitures, over the applicable service period.

For service-based and performance-based awards, the fair value of the restricted stock units was estimated using the Company’s closing share price on the date of grant. Service-based restricted stock unit awards typically vest ratably over a three year period. Performance-based restricted stock unit awards typically vest ratably over a three year period if specified performance measures tied to the Company’s financial performance are met.

For the market-based award granted in 2018, the fair value of the restricted stock units was estimated utilizing Monte Carlo simulations of the Company’s stock price correlation (0.43), expected volatility (27.1%) and risk-free rate (2.2%) over two-year time horizons matching the performance period. Upon determination of the market condition, the restrictions will lapse with respect to the entire award on February 15, 2020, provided that the participant is employed by the Company on such vesting date.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The following table summarizes restricted stock unit activity under the Company’s equity compensation plans:

					Weighted
	Market-	Performance-	Service-		Average
	Based	Based	Based	Total	Fair Value
Balance at January 1, 2016	—	446,366	275,538	721,904	$238.37
Shares granted	—	277,036	175,456	452,492	195.97
Shares vested	—	(233,604)	(95,829)	(329,433)	230.21
Shares forfeited	—	(45,479)	(22,787)	(68,266)	246.28
Balance at December 31, 2016	—	444,319	332,378	776,697	$216.89
Shares granted	28,172	282,311	126,051	436,534	229.37
Shares vested	—	(188,929)	(96,723)	(285,652)	248.70
Shares forfeited (1)	—	(87,122)	(32,647)	(119,769)	211.69
Balance at December 31, 2017	28,172	450,579	329,059	807,810	$207.45
Shares granted	28,057	263,542	138,160	429,759	233.98
Shares vested	—	(188,680)	(130,823)	(319,503)	224.62
Shares forfeited	—	(102,199)	(18,955)	(121,154)	227.66
Balance at December 31, 2018	56,229	423,242	317,441	796,912	$218.81
Outstanding and Expected to Vest				703,186	$239.98

(1)	Includes the cancellation of 50,215 performance-based shares granted in 2016 and accounted for as such under ASC 718.

The total fair value of restricted stock units vested was $71.8 million, $71.0 million and $75.8 million for the years ended December 31, 2018, 2017 and 2016, respectively. The aggregate intrinsic value of restricted stock units outstanding and expected to vest was $105.5 million at December 31, 2018. The weighted-average remaining contractual life for unvested restricted stock units was 1.4 years at December 31, 2018.

Stock Options

Stock option awards are granted with an exercise price equal to the market price of the Company’s stock on the date of grant. Options typically vest ratably over three years and expire ten years after the date of grant.

The following table summarizes stock option activity under the Company’s equity compensation plans:

	Outstanding		Exercisable
		Weighted		Weighted
		Average		Average
	Options	Exercise Price	Options	Exercise Price
Balance at January 1, 2016	73,360	$49.84	73,053	$49.96
Options granted	—	—
Options exercised	(54,275)	54.21
Options forfeited	(219)	20.16
Balance at December 31, 2016	18,866	$37.60	18,864	$37.60
Options granted	—	—
Options exercised	(7,004)	60.85
Options forfeited	(3)	35.56
Balance at December 31, 2017	11,859	$23.87	11,859	$23.87
Options granted	—	—
Options exercised	(886)	12.70
Options forfeited	(119)	2.74
Balance at December 31, 2018	10,854	$25.01	10,854	$25.01
Vested and Expected to Vest	10,854	$25.01

Based on the market value on their respective exercise dates, the total intrinsic value of stock options exercised was approximately $0.2 million, $1.2 million and $8.5 million for the years ended December 31, 2018, 2017 and 2016, respectively. The aggregate intrinsic value of the outstanding and exercisable stock options as of December 31, 2018 was

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

approximately $1.4 million. The weighted average remaining contractual life of stock options vested and exercisable as of December 31, 2018 was approximately 2.1 years. The Company received a de minimis amount of cash proceeds from stock options exercised during the year ended December 31, 2018.

Dividends

During the year ended December 31, 2018, the Company declared quarterly cash dividends of $0.57 per share, for a total of $125.9 million. The Company paid cash dividends and dividend equivalents aggregating $125.2 million for the year ended December 31, 2018, and $0.7 million of dividend equivalents were accrued but not yet paid at December 31, 2018.

During the year ended December 31, 2017, the Company declared quarterly cash dividends of $0.52 per share, for a total of $116.4 million. The Company paid cash dividends aggregating $115.5 million for the year ended December 31, 2018, and $0.9 million of dividend equivalents were accrued but not yet paid at December 31, 2017.

On February 7, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.63 per share on the Company’s common stock, payable on March 19, 2019 to stockholders of record at the close of business on February 21, 2019.

16. EMPLOYEE BENEFIT PLANS

Employee Stock Purchase Plan

In March 2015, the Company’s Board of Directors adopted the 2015 Employee Stock Purchase Plan (the “2015 ESPP”), which was subsequently approved by the Company’s stockholders on June 3, 2015. The 2015 ESPP became effective July 1, 2015 with no definitive expiration date. The Company’s Board of Directors may at any time and for any reason terminate or amend the 2015 ESPP. No employee may purchase more than $25,000 in stock under the 2015 ESPP in any calendar year, and no employee may purchase stock under the 2015 ESPP if such purchase would cause the employee to own more than 5% of the voting power or value of the Company’s common stock. The 2015 ESPP provides for six month offering periods, commencing on the first trading day of the first and third calendar quarter of each year and ending on the last trading day of each subsequent calendar quarter. The purchase price of the common stock upon exercise shall be 85% of the fair market value of shares on the applicable purchase date as determined by averaging the high and low trading prices of the last trading day of the six-month period. An employee may elect to pay the purchase price of such common stock through payroll deductions. The 2015 ESPP provides for the issuance of any remaining shares available for issuance under the 2005 ESPP, which were 441,327 shares at June 30, 2015. The 2015 ESPP reserved an additional 1,000,000 shares of the Company’s common stock for issuance under the 2015 Plan, bringing the maximum number of shares reserved for issuance under the 2015 ESPP to 1,441,327 shares, subject to adjustment as provided in the 2015 ESPP.

On June 5, 2015, the Company registered 1,441,327 shares of its common stock for issuance in accordance with the 2015 ESPP pursuant to a Registration Statement on Form S-8, File No. 333-204759.

During the year ended December 31, 2018, the Company issued 109,414 shares of common stock under the 2015 ESPP at a weighted-average issue price of $160.41. Since its adoption on July 1, 2015, 341,515 shares of common stock have been issued, with 1,099,812 shares available for issuance under the 2015 ESPP.

2015 Omnibus Incentive Plan

The 2015 Omnibus Incentive Plan authorizes the compensation committee to grant cash-based and other equity-based or equity-related awards, including deferred stock units. The maximum cash amount that may be awarded to any single participant in any one calendar year may not exceed $7.5 million. See Note 15, “Stockholders’ Equity,” for more information about the 2015 Plan.

401(k) Retirement Savings Plan

The Alliance Data Systems 401(k) and Retirement Savings Plan is a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986. The Company amended its 401(k) and Retirement Savings Plan

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

effective December 10, 2014. The 401(k) and Retirement Savings Plan is an IRS-approved safe harbor plan design that eliminates the need for most discrimination testing. Eligible employees can participate in the 401(k) and Retirement Savings Plan immediately upon joining the Company and after 180 days of employment begin receiving company matching contributions. In addition, “seasonal” or “on-call” employees must complete a year of eligibility service before they may participate in the 401(k) and Retirement Savings Plan. The 401(k) and Retirement Savings Plan permits eligible employees to make Roth elective deferrals, effective November 1, 2012, which are included in the employee’s taxable income at the time of contribution, but not when distributed. Regular, or Non-Roth, elective deferrals made by employees, together with contributions by the Company to the 401(k) and Retirement Savings Plan, and income earned on these contributions, are not taxable to employees until withdrawn from the 401(k) and Retirement Savings Plan. The 401(k) and Retirement Savings Plan covers U.S. employees, who are at least 18 years old, of ADS Alliance Data Systems, Inc., one of the Company’s wholly-owned subsidiaries, and any other subsidiary or affiliated organization that adopts this 401(k) and Retirement Savings Plan. Employees of the Company, and all of its U.S. subsidiaries, are currently covered under the 401(k) and Retirement Savings Plan.

The Company matches an employee’s contribution dollar-for-dollar up to five percent of the employee’s eligible compensation. All company matching contributions are immediately vested. Company matching contributions for the years ended December 31, 2018, 2017 and 2016 were $44.8 million, $41.6 million and $38.0 million, respectively.

The participants in the plan can direct their contributions and the Company’s matching contribution to numerous investment options, including the Company’s common stock. On July 20, 2001, the Company registered 1,500,000 shares of its common stock for issuance in accordance with its 401(k) and Retirement Savings Plan pursuant to a Registration Statement on Form S-8, File No. 333-65556. As of December 31, 2018, 518,604 of such shares remain available for issuance.

Group Retirement Savings Plan and Deferred Profit Sharing Plan (LoyaltyOne)

The Company provides for its Canadian employees the Group Retirement Savings Plan of the Loyalty Group (“GRSP”), which is a group retirement savings plan registered with the Canada Revenue Agency. Contributions made by Canadian employees on their behalf or on behalf of their spouse to the GRSP, and income earned on these contributions, are not taxable to employees until withdrawn from the GRSP. Employee contributions eligible for company match may not exceed the overall maximum allowed by the Income Tax Act (Canada); the maximum tax-deductible GRSP contribution is set by the Canada Revenue Agency each year. The Deferred Profit Sharing Plan (“DPSP”) is a legal trust registered with the Canada Revenue Agency. Eligible full-time employees can participate in the GRSP after three months of employment and eligible part-time employees after six months of employment. Employees become eligible to receive company matching contributions into the DPSP on the first day of the calendar quarter following twelve months of employment. Based on the eligibility guidelines, the Company matches an employee’s contribution dollar-for-dollar up to five percent of the employee’s eligible compensation. Contributions made to the DPSP reduce an employee’s maximum contribution amounts to the GRSP under the Income Tax Act (Canada) for the following year. All company matching contributions into the DPSP vest after receipt of one continuous year of DPSP contributions. LoyaltyOne matching and discretionary contributions were $1.7 million, $1.9 million and $1.8 million for the years ended December 31, 2018, 2017 and 2016, respectively.

Executive Deferred Compensation Plan and the Canadian Supplemental Executive Retirement Plan

The Company also maintains an Executive Deferred Compensation Plan (“EDCP”). The EDCP permits a defined group of management and highly compensated employees to defer on a pre-tax basis a portion of their base salary and incentive compensation (as defined in the EDCP) payable for services rendered. Deferrals under the EDCP are unfunded and subject to the claims of the Company’s creditors. Each participant in the EDCP is 100% vested in their account, and account balances accrue interest at a rate established and adjusted periodically by the committee that administers the EDCP.

The Company provides a Canadian Supplemental Executive Retirement Plan for a defined group of management and highly compensated employees of LoyaltyOne, Co., one of the Company’s wholly-owned subsidiaries. Similar to the EDCP, participants may defer on a pre-tax basis a portion of their compensation and bonuses payable for services rendered and to receive certain employer contributions.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

As of December 31, 2018 and 2017, the Company’s outstanding liability related to these plans and included in accrued expenses in the Company’s consolidated balance sheets was $63.2 million and $55.3 million, respectively.

17. ACCUMULATED OTHER COMPREHENSIVE LOSS

The changes in each component of accumulated other comprehensive loss, net of tax effects, are as follows:

					Accumulated
	Net Unrealized	Net Unrealized	Net Unrealized	Foreign Currency	Other
	Gains (Losses) on	Gains (Losses) on	Gains (Losses) on	Translation	Comprehensive
	Securities	Cash Flow Hedges	Net Investment Hedges	Adjustments (1)	Loss
	(In millions)
Balance as of January 1, 2016	$(0.1)	$1.3	$(3.8)	$(134.7)	$(137.3)
Changes in other comprehensive income (loss)	(1.5)	(0.9)	7.9	(18.9)	(13.4)
Balance at December 31, 2016	$(1.6)	$0.4	$4.1	$(153.6)	$(150.7)
Changes in other comprehensive income (loss)	(7.1)	(0.5)	(46.1)	64.2	10.5
Balance at December 31, 2017	$(8.7)	$(0.1)	$(42.0)	$(89.4)	$(140.2)
Changes in other comprehensive income (loss)	(2.0)	(0.1)	29.6	(25.4)	2.1
Balance at December 31, 2018	$(10.7)	$(0.2)	$(12.4)	$(114.8)	$(138.1)

(1)	Primarily related to the impact of changes in the Canadian dollar and Euro foreign currency exchange rates.

Reclassifications from accumulated other comprehensive loss into net income for each of the periods presented were not material. Additionally, as of January 1, 2018, a cumulative-effect adjustment of $1.5 million, net of tax, was reclassified from accumulated other comprehensive loss to retained earnings related to the adoption of ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities.” For more information, see Note 2, “Summary of Significant Accounting Policies.”

18. INCOME TAXES

The Company files a consolidated federal income tax return. The components of income before income taxes and income tax expense are as follows:

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Components of income before income taxes:
Domestic	$1,052.7	$883.8	$804.5
Foreign	162.3	178.7	(25.5)
Total	$1,215.0	$1,062.5	$779.0
Components of income tax expense:
Current
Federal	$152.2	$295.0	$212.3
State	58.0	17.5	29.2
Foreign	52.8	56.7	37.0
Total current	263.0	369.2	278.5
Deferred
Federal	48.0	(65.3)	47.3
State	14.7	6.2	8.4
Foreign	(56.2)	(16.8)	(35.4)
Total deferred	6.5	(75.9)	20.3
Total provision for income taxes	$269.5	$293.3	$298.8

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

A reconciliation of recorded federal provision for income taxes to the expected amount computed by applying the federal statutory rate for all periods to income before income taxes is as follows:

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Expected expense at statutory rate	$255.1	$371.9	$272.6
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal benefit	57.4	14.5	24.4
Foreign rate differential	11.6	(26.0)	(1.8)
Foreign restructuring	(48.0)	—	—
Impact of 2017 Tax Reform	(29.7)	(64.9)	—
Global intangible low-taxed income	15.5	—	—
Non-deductible expenses (non-taxable income)	3.7	(4.6)	1.0
Other	3.9	2.4	2.6
Total	$269.5	$293.3	$298.8

H.R. 1, originally known as the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Reform”) was enacted on December 22, 2017. The 2017 Tax Reform permanently reduced the corporate tax rate to 21% from 35%, effective January 1, 2018 and implemented a change from a system of worldwide taxation with deferral to a hybrid territorial system. For the year ended December 31, 2018, the Company recorded an income tax benefit of approximately $29.7 million related to the impact of the 2017 Tax Reform rate differential as a result of certain tax accounting method changes related to projects initiated in 2018.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Deferred tax assets and liabilities consist of the following:

	December 31,
	2018	2017
	(In millions)
Deferred tax assets
Deferred revenue	$10.6	$18.5
Allowance for doubtful accounts	267.0	282.4
Net operating loss carryforwards and other carryforwards	57.8	95.7
Stock-based compensation and other employee benefits	24.4	23.2
Accrued expenses and other	66.2	84.4
Total deferred tax assets	426.0	504.2
Valuation allowance	(36.3)	(76.4)
Deferred tax assets, net of valuation allowance	389.7	427.8
Deferred tax liabilities
Deferred income	$409.8	$364.3
Depreciation	79.0	37.7
Intangible assets	113.4	210.1
Total deferred tax liabilities	602.2	612.1

Net deferred tax liability	$(212.5)	$(184.3)

Amounts recognized in the consolidated balance sheets:
Non-current assets	$44.0	$26.8
Non-current liabilities	(256.5)	(211.1)
Total – Net deferred tax liability	$(212.5)	$(184.3)

At December 31, 2018, included in the Company’s U.S. tax returns are approximately $15.7 million of U.S. federal net operating loss carryovers (“NOLs”) and approximately $33.8 million of foreign tax credits that expire at various times through the year 2034. Pursuant to Section 382 of the Internal Revenue Code, the Company’s utilization of such NOLs is subject to an annual limitation. At December 31, 2018, the Company has state income tax NOLs of approximately $363.7 million and state credits of approximately $10.0 million available to offset future state taxable income. The state NOLs and credits will expire at various times through the year 2037. The Company has $128.1 million of foreign NOLs and $4.1 million of foreign capital losses at December 31, 2018. The foreign NOLs and capital losses have an unlimited carryforward period. The Company does not believe it is more likely than not that the NOLs or capital losses will be utilized and has therefore, in accordance with ASC 740-10-30, “Income Taxes—Overall—Initial Measurement,” established a full valuation allowance against them. The Company’s valuation allowance decreased $40.1 million during the year ended December 31, 2018, due primarily to the utilization of a tax carryforward to offset an unrecognized tax benefit. The Company’s valuation allowance increased $31.7 million and $2.5 million during the years ended December 31, 2017 and 2016, respectively.

U.S. income tax has not been recognized on the excess of the amount for financial reporting over the tax basis of investments in certain foreign subsidiaries that is indefinitely reinvested outside the United States. The Company intends to permanently reinvest the undistributed earnings of these foreign subsidiaries in its operations outside the United States to support its international growth. As of December 31, 2018, the excess is approximately $146.8 million. Generally, the $146.8 million of undistributed earnings will not be subject to further U.S. income taxes and any additional state and local or foreign withholding taxes are immaterial.

Should certain substantial changes in the Company’s ownership occur, there could be an annual limitation on the amount of carryovers and credits that can be utilized. The impact of such a limitation would likely not be significant.

As a result of the adoption of ASU 2016-09 in 2017, the net tax benefit or expense resulting from the vesting of restricted shares and other employee stock programs is now recorded as a component of income tax expense. Prior to the adoption of ASU 2016-09, the net tax expense related to stock-based compensation recorded in additional paid-in capital was approximately $1.7 million for the year ended December 31, 2016.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The net tax impact of the change in the carrying value of the Euro-denominated Senior Notes due 2022 and 2023 due to foreign exchange fluctuations that was recorded directly to other comprehensive income was an expense of $9.5 million, a benefit of $26.2 million and an expense of $2.4 million for the years ended December 31, 2018, 2017 and 2016, respectively.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in millions):

Balance at January 1, 2016	$156.6
Increases related to prior years’ tax positions	22.5
Decreases related to prior years’ tax positions	(12.1)
Increases related to current year tax positions	31.4
Settlements during the period	(3.1)
Lapses of applicable statutes of limitation	(3.3)
Balance at December 31, 2016	$192.0
Increases related to prior years’ tax positions	9.3
Decreases related to prior years’ tax positions	(15.7)
Increases related to current year tax positions	33.0
Settlements during the period	(6.7)
Lapses of applicable statutes of limitation	(3.6)
Balance at December 31, 2017	$208.3
Increases related to prior years’ tax positions	41.3
Decreases related to prior years’ tax positions	(9.6)
Increases related to current year tax positions	61.5
Settlements during the period	(1.0)
Lapses of applicable statutes of limitation	(4.2)
Balance at December 31, 2018	$296.3

Included in the balance at December 31, 2018 are tax positions reclassified from deferred income taxes. Deductibility or taxability is highly certain for these tax positions but there is uncertainty about the timing of such deductibility or taxability. As a result of the passage of the 2017 Tax Reform, any rate differential between the reserved tax position and the related deferred tax asset or liability, along with interest and penalties, could impact the annual effective tax rate. This timing uncertainty could also accelerate the payment of cash to the taxing authority to an earlier period.

The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits in income tax expense. The Company has potential cumulative interest and penalties with respect to unrecognized tax benefits of approximately $66.7 million, $41.6 million and $39.4 million at December 31, 2018, 2017 and 2016, respectively. For the years ended December 31, 2018, 2017 and 2016, the Company recorded approximately $24.5 million, $5.7 million and $8.4 million, respectively, in potential interest and penalties with respect to unrecognized tax benefits.

At December 31, 2018, 2017 and 2016, the Company had unrecognized tax benefits of approximately $247.7 million, $170.0 million and $121.4 million, respectively that, if recognized, would impact the effective tax rate. It is likely that there will be a change in the amount of unrecognized tax benefits within the next 12 months related to a tax accounting method change in 2019. We estimate that this change in unrecognized tax benefits within the next 12 months could be a decrease of up to approximately $70 million, a significant portion of which relates to timing items that would not have an impact to the effective tax rate.

The Company files income tax returns in the U.S. federal jurisdiction and in many state and foreign jurisdictions.   With some exceptions, the tax returns filed by the Company are no longer subject to U.S. federal income tax examinations for the years before 2015, state and local examinations for years before 2014 or foreign income tax examinations for years before 2013.

19. FINANCIAL INSTRUMENTS

In accordance with ASC 825, “Financial Instruments,” the Company is required to disclose the fair value of financial instruments for which it is practical to estimate fair value. To obtain fair values, observable market prices are used if available. In some instances, observable market prices are not readily available and fair value is determined using

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

present value or other techniques appropriate for a particular financial instrument. These techniques involve judgment and as a result are not necessarily indicative of the amounts the Company would realize in a current market exchange. The use of different assumptions or estimation techniques may have a material effect on the estimated fair value amounts.

Fair Value of Financial Instruments—The estimated fair values of the Company’s financial instruments are as follows:

	December 31, 2018		December 31, 2017
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(In millions)
Financial assets
Credit card and loan receivables, net	$16,816.7	$17,472.7	$17,494.5	$18,427.8
Credit card and loan receivables held for sale	1,951.6	1,995.5	1,026.3	1,067.6
Redemption settlement assets, restricted	558.6	558.6	589.5	589.5
Other investments	291.3	291.3	254.9	254.9
Derivative instruments	3.8	3.8	16.0	16.0
Financial liabilities
Derivative instruments	0.3	0.3	3.8	3.8
Deposits	11,793.7	11,768.7	10,930.9	10,937.1
Non-recourse borrowings of consolidated securitization entities	7,651.7	7,626.9	8,807.3	8,805.3
Long-term and other debt	5,725.4	5,755.3	6,070.9	6,177.6

The following techniques and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

Credit card and loan receivables, net — The Company utilizes a discounted cash flow model using unobservable inputs, including estimated yields (interest and fee income), loss rates, payment rates and discount rates to estimate the fair value measurement of the credit card and loan receivables.

Credit card and loan receivables held for sale — The Company utilizes a discounted cash flow model using unobservable inputs, including forecasted yields and net charge-off estimates to estimate the fair value measurement of the credit card portfolios held for sale. Loan receivables held for sale are recorded at the lower of cost or fair value, and their carrying amount approximates fair value due to the short duration of the holding period of the loan receivables prior to sale.

Redemption settlement assets, restricted — Redemption settlement assets, restricted are recorded at fair value based on quoted market prices for the same or similar securities.

Other investments — Other investments consist of marketable securities and U.S. Treasury bonds and are included in other current assets and other non-current assets in the consolidated balance sheets. Other investments are recorded at fair value based on quoted market prices for the same or similar securities.

Deposits — The fair value is estimated based on the current observable market rates available to the Company for similar deposits with similar remaining maturities.

Non-recourse borrowings of consolidated securitization entities — The fair value is estimated based on the current observable market rates available to the Company for similar debt instruments with similar remaining maturities or quoted market prices for the same transaction.

Long-term and other debt — The fair value is estimated based on the current observable market rates available to the Company for similar debt instruments with similar remaining maturities or quoted market prices for the same transaction.

Derivative instruments — The Company’s foreign currency cash flow hedges are recorded at fair value based on a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflected the contractual terms of the derivatives, including the period to maturity, and used observable market-based inputs. The fair value of the foreign currency forward contracts is estimated based on published quotations of spot foreign currency rates and forward points which are converted into implied foreign currency rates.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Financial Assets and Financial Liabilities Fair Value Hierarchy

ASC 820, “Fair Value Measurements and Disclosures,” establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

•	Level 1, defined as observable inputs such as quoted prices in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
•	Level 3, defined as unobservable inputs where little or no market data exists, therefore requiring an entity to develop its own assumptions.

Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation. The use of different techniques to determine fair value of these financial instruments could result in different estimates of fair value at the reporting date.

The following tables provide information for the assets and liabilities carried at fair value measured on a recurring basis as of December 31, 2018 and 2017:

		Fair Value Measurements at
		December 31, 2018 Using
	Balance at
	December 31,
	2018	Level 1	Level 2	Level 3
	(In millions)
Mutual funds (1)	$23.2	$23.2	$—	$—
Corporate bonds (1)	491.5	—	491.5	—
Marketable securities (2)	266.4	25.0	241.4	—
U.S. Treasury bonds (2)	24.9	24.9	—	—
Derivative instruments (3)	3.8	—	3.8	—
Total assets measured at fair value	$809.8	$73.1	$736.7	$—

Derivative instruments (3)	$0.3	$—	$0.3	$—
Total liabilities measured at fair value	$0.3	$—	$0.3	$—

		Fair Value Measurements at
		December 31, 2017 Using
	Balance at
	December 31,
	2017	Level 1	Level 2	Level 3
	(In millions)
Mutual funds (1)	$26.0	$26.0	$—	$—
Corporate bonds (1)	489.2	—	489.2	—
Marketable securities (2)	205.0	10.1	194.9	—
U.S. Treasury bonds (2)	49.9	49.9	—	—
Derivative instruments (3)	16.0	—	16.0	—
Total assets measured at fair value	$786.1	$86.0	$700.1	$—

Derivative instruments (3)	$3.8	$—	$3.8	$—
Total liabilities measured at fair value	$3.8	$—	$3.8	$—

(1)	Amounts are included in redemption settlement assets in the consolidated balance sheets.
(2)	Amounts are included in other current assets and other non-current assets in the consolidated balance sheets.
(3)	Amounts are included in other current assets and other current liabilities in the consolidated balance sheets.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

There were no transfers between Levels 1 and 2 within the fair value hierarchy for the years ended December 31, 2018 and 2017.

Financial Instruments Disclosed but Not Carried at Fair Value

The following tables provide assets and liabilities disclosed but not carried at fair value as of December 31, 2018 and 2017:

	Fair Value Measurements at
	December 31, 2018
	Total	Level 1	Level 2	Level 3
	(In millions)
Financial assets:
Credit card and loan receivables, net	$17,472.7	$—	$—	$17,472.7
Credit card and loan receivables held for sale	1,995.5	—	—	1,995.5
Total	$19,468.2	$—	$—	$19,468.2

Financial liabilities:
Deposits	$11,768.7	$—	$11,768.7	$—
Non-recourse borrowings of consolidated securitization entities	7,626.9	—	7,626.9	—
Long-term and other debt	5,755.3	—	5,755.3	—
Total	$25,150.9	$—	$25,150.9	$—

	Fair Value Measurements at
	December 31, 2017
	Total	Level 1	Level 2	Level 3
	(In millions)
Financial assets:
Credit card and loan receivables, net	$18,427.8	$—	$—	$18,427.8
Credit card and loan receivables held for sale	1,067.6	—	—	1,067.6
Total	$19,495.4	$—	$—	$19,495.4

Financial liabilities:
Deposits	$10,937.1	$—	$10,937.1	$—
Non-recourse borrowings of consolidated securitization entities	8,805.3	—	8,805.3	—
Long-term and other debt	6,177.6	—	6,177.6	—
Total	$25,920.0	$—	$25,920.0	$—

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

20. PARENT-ONLY FINANCIAL STATEMENTS

The following ADSC financial statements are provided in accordance with the rules of the Securities and Exchange Commission, which require such disclosure when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets. Certain of the Company’s subsidiaries may be restricted in distributing cash or other assets to ADSC, which could be utilized to service its indebtedness. The stand-alone parent-only financial statements are presented below.

Balance Sheets

	December 31,
	2018	2017
	(In millions)
Assets:
Cash and cash equivalents	$0.1	$0.1
Investment in subsidiaries	8,606.0	8,203.9
Other assets	20.1	95.3
Total assets	$8,626.2	$8,299.3
Liabilities:
Current debt	$114.4	$76.2
Long-term debt	5,427.7	5,797.5
Intercompany liabilities	395.9	177.8
Other liabilities	356.1	392.5
Total liabilities	6,294.1	6,444.0
Stockholders’ equity	2,332.1	1,855.3
Total liabilities and stockholders’ equity	$8,626.2	$8,299.3

Statements of Income

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Interest from loans to subsidiaries	$17.9	$13.8	$11.8
Dividends from subsidiaries	810.1	360.6	438.4
Total revenue	828.0	374.4	450.2
Interest expense, net	281.2	278.9	214.9
Other expenses, net	(0.4)	12.9	(1.3)
Total expenses	280.8	291.8	213.6
Income before income taxes and equity in undistributed net income of subsidiaries	547.2	82.6	236.6
Benefit for income taxes	7.0	322.7	75.2
Income before equity in undistributed net income of subsidiaries	554.2	405.3	311.8
Equity in undistributed net income of subsidiaries	408.9	383.4	205.8
Net income	$963.1	$788.7	$517.6

Statements of Comprehensive Income

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Net income	$963.1	$788.7	$517.6
Other comprehensive (loss) income, net of tax	29.6	(46.1)	6.6
Total comprehensive income, net of tax	$992.7	$742.6	$524.2

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Statements of Cash Flows

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Net cash provided by operating activities	$82.3	$72.3	$2.0
Investing activities:
Loans to subsidiaries	—	—	(102.0)
Investment in subsidiaries	—	(164.0)	—
Dividends received	810.1	360.6	436.4
Net cash provided by investing activities	810.1	196.6	334.4
Financing activities:
Borrowings under debt agreements	4,527.0	7,673.6	3,571.5
Repayments of borrowings	(4,838.3)	(7,232.4)	(3,167.9)
Payment of deferred financing costs	(4.6)	(33.7)	(11.6)
Purchase of treasury shares	(443.2)	(553.7)	(798.8)
Dividends paid	(125.2)	(115.5)	(30.0)
Proceeds from issuance of common stock	17.6	18.4	18.4
Other	(25.7)	(25.6)	(21.9)
Net cash used in financing activities	(892.4)	(268.9)	(440.3)
Change in cash, cash equivalents and restricted cash	—	—	(103.9)
Cash, cash equivalents and restricted cash at beginning of year	0.1	0.1	104.0
Cash, cash equivalents and restricted cash at end of year	$0.1	$0.1	$0.1

The adoption of ASU 2016-18, “Restricted Cash,” on January 1, 2018 had no impact to the parent-only statements of cash flows.

21. SEGMENT INFORMATION

Operating segments are defined by ASC 280, “Segment Reporting,” as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the President and Chief Executive Officer. The operating segments are reviewed separately because each operating segment represents a strategic business unit that generally offers different products.

The Company operates in two reportable segments, LoyaltyOne and Card Services, which consist of the following:

•	LoyaltyOne provides coalition and short-term loyalty programs through the Company’s Canadian AIR MILES Reward Program and BrandLoyalty; and
•

Card Services provides risk management solutions, account origination, funding, transaction processing, customer care, collections and marketing services for the Company’s private label and co-brand credit card programs.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Corporate and other immaterial businesses are reported collectively as an “all other” category labeled “Corporate/Other.” Income taxes are not allocated to the segments in the computation of segment operating profit for internal evaluation purposes and have also been included in “Corporate/Other.”

			Corporate/
Year Ended December 31, 2018	LoyaltyOne	Card Services	Other	Total
	(In millions)
Revenues	$1,068.4	$4,597.6	$0.6	$5,666.6

Income (loss) before income taxes	$153.8	$1,381.6	$(320.4)	$1,215.0
Interest expense, net	5.6	385.9	150.8	542.3
Operating income (loss)	159.4	1,767.5	(169.6)	1,757.3
Depreciation and amortization	84.8	101.1	7.7	193.6
Stock compensation expense	10.0	13.3	21.1	44.4
Adjusted EBITDA (1)	254.2	1,881.9	(140.8)	1,995.3
Less: Securitization funding costs	—	220.2	—	220.2
Less: Interest expense on deposits	—	165.7	—	165.7
Adjusted EBITDA, net (1)	$254.2	$1,496.0	$(140.8)	$1,609.4

Capital expenditures	$34.0	$53.8	$5.5	$93.3

			Corporate/
Year Ended December 31, 2017	LoyaltyOne	Card Services	Other	Total
	(In millions)
Revenues	$1,303.5	$4,170.6	$0.6	$5,474.7

Income (loss) before income taxes	$161.6	$1,235.7	$(334.8)	$1,062.5
Interest expense, net	5.4	281.7	168.3	455.4
Operating income (loss)	167.0	1,517.4	(166.5)	1,517.9
Depreciation and amortization	81.7	98.4	7.8	187.9
Stock compensation expense	8.0	10.8	22.5	41.3
Adjusted EBITDA (1)	256.7	1,626.6	(136.2)	1,747.1
Less: Securitization funding costs	—	156.6	—	156.6
Less: Interest expense on deposits	—	125.1	—	125.1
Adjusted EBITDA, net (1)	$256.7	$1,344.9	$(136.2)	$1,465.4

Capital expenditures	$55.2	$54.2	$8.8	$118.2

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

			Corporate/
Year Ended December 31, 2016	LoyaltyOne	Card Services	Other	Total
	(In millions)
Revenues	$1,337.9	$3,675.0	$0.3	$5,013.2

Income (loss) before income taxes	$(27.3)	$1,108.0	$(301.7)	$779.0
Interest expense, net	3.3	210.3	157.3	370.9
Operating income (loss)	(24.0)	1,318.3	(144.4)	1,149.9
Depreciation and amortization	86.6	91.2	9.1	186.9
Stock compensation expense	10.1	14.1	17.3	41.5
Impact of expiry	241.7	—	—	241.7
Adjusted EBITDA (1)	314.4	1,423.6	(118.0)	1,620.0
Less: Securitization funding costs	—	125.6	—	125.6
Less: Interest expense on deposits	—	84.7	—	84.7
Less: Adjusted EBITDA attributable to non-controlling interest	5.5	—	—	5.5
Adjusted EBITDA, net (1)	$308.9	$1,213.3	$(118.0)	$1,404.2

Capital expenditures	$31.9	$49.4	$5.9	$87.2

(1)

Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable financial measure based on GAAP plus stock compensation expense, provision for income taxes, interest expense, net, depreciation and other amortization, and amortization of purchased intangibles. In 2018, adjusted EBITDA excluded costs related to the exploration of strategic alternatives for our Epsilon business. In 2016, adjusted EBITDA excluded the impact of the cancellation of the AIR MILES Reward Program’s five-year expiry policy on December 1, 2016.

Adjusted EBITDA, net is also a non-GAAP financial measure equal to adjusted EBITDA less securitization funding costs, interest expense on deposits and adjusted EBITDA attributable to the non-controlling interest. Effective April 1, 2016, we acquired the remaining 20% interest in BrandLoyalty to bring our ownership percentage to 100%. Adjusted EBITDA and adjusted EBITDA, net are presented in accordance with ASC 280 as they are the primary performance metrics utilized to assess performance of the segments.

The table below reconciles the reportable segments’ total assets to consolidated total assets:

			Corporate/	Discontinued
	LoyaltyOne	Card Services	Other	Operations	Total
	(In millions)
Total Assets
December 31, 2018	$2,200.2	$23,904.2	$125.9	$4,157.4	$30,387.7
December 31, 2017	$2,215.5	$23,974.1	$108.5	$4,386.7	$30,684.8
December 31, 2016	$1,901.7	$18,949.7	$128.5	$4,534.2	$25,514.1

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

With respect to information concerning principal geographic areas, revenues are based on the location of the subsidiary that generally correlates with the location of the customer. Effective January 1, 2018, the Company adopted ASC 606, “Revenue from Contracts with Customers,” applying the modified retrospective method to those contracts that were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts have not been adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 605. Information concerning principal geographic areas is as follows:

				Europe,
	United			Middle East
	States	Canada		and Africa	Asia Pacific	Other	Total
	(In millions)
Revenues
Year Ended December 31, 2018	$4,621.3	$411.3	(1)	$463.2	$122.0	$48.8	$5,666.6
Year Ended December 31, 2017	$4,192.5	$726.6		$411.4	$129.2	$15.0	$5,474.7
Year Ended December 31, 2016	$3,692.1	$691.4		$471.2	$149.1	$9.4	$5,013.2

Long Lived Assets
December 31, 2018	$4,693.1	$261.0		$698.6	$22.5	$0.8	$5,676.0
December 31, 2017	$4,910.5	$297.0		$750.2	$20.5	$1.0	$5,979.2

(1)

Upon adoption of ASC 606, certain redemption revenue for which we do not control the good or service prior to transferring it to the collector is recorded on a net basis, which reduced both redemption revenue and cost of operations by $283.4 million for the year ended December 31, 2018.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

22. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

Unaudited quarterly results of operations for the years ended December 31, 2018 and 2017 are presented below.

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2018	2018	2018	2018
	(In millions, except per share amounts)
Revenues	$1,381.7	$1,397.2	$1,423.2	$1,464.5
Operating expenses	1,009.4	1,000.5	943.4	956.0
Operating income	372.3	396.7	479.8	508.5
Interest expense, net	127.2	133.6	136.8	144.7
Income from continuing operations before income taxes	245.1	263.1	343.0	363.8
Provision for income taxes	65.2	39.3	54.3	110.7
Income from continuing operations	179.9	223.8	288.7	253.1
(Loss) income from discontinued operations, net of taxes (1)	(16.0)	(6.0)	7.8	31.8
Net income	$163.9	$217.8	$296.5	$284.9

Basic income per share:
Income from continuing operations	$3.25	$4.05	$5.27	$4.69
(Loss) income from discontinued operations	$(0.29)	$(0.11)	$0.14	$0.59
Net income per share	$2.96	$3.94	$5.41	$5.28

Diluted income per share:
Income from continuing operations	$3.23	$4.04	$5.25	$4.67
(Loss) income from discontinued operations	$(0.28)	$(0.11)	$0.14	$0.58
Net income per share	$2.95	$3.93	$5.39	$5.25

(1)

In the first quarter of 2019, Epsilon was presented as a discontinued operation in accordance with ASC 205 in our Quarterly Report on Form 10-Q. Included in our presentation was the allocation of interest expense associated with $1.9 billion in senior notes for the three months ended March 31, 2019 and 2018, respectively. On April 30, 2019, the Company amended its credit agreement, which among other items, provided that upon consummation of the sale of Epsilon, a mandatory payment of $500.0 million of the revolving credit facility will be required and all of the Company’s outstanding senior notes will be required to be redeemed. The table above includes the allocation of interest expense associated with the $500.0 million mandatory repayment of the revolving credit facility, as well as the related income tax effect, which was not reflected in our historical results in our Quarterly Report on Form 10-Q for the period ended March 31, 2019. The impact was $4.6 million of interest expense and an income tax benefit of $1.2 million.

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2017	2017	2017	2017
	(In millions, except per share amounts)
Revenues	$1,356.3	$1,284.9	$1,360.6	$1,472.9
Operating expenses	1,000.1	951.9	918.8	1,086.0
Operating income	356.2	333.0	441.8	386.9
Interest expense, net	103.4	110.5	115.2	126.3
Income from continuing operations before income taxes	252.8	222.5	326.6	260.6
Provision for income taxes	92.8	77.3	97.8	25.4
Income from continuing operations	160.0	145.2	228.8	235.2
(Loss) income from discontinued operations, net of taxes	(13.6)	(7.5)	4.4	36.2
Net income	$146.4	$137.7	$233.2	$271.4

Basic income per share:
Income from continuing operations	$2.84	$2.61	$4.13	$4.26
(Loss) income from discontinued operations	$(0.24)	$(0.13)	$0.08	$0.65
Net income per share	$2.60	$2.48	$4.21	$4.91

Diluted income per share:
Income from continuing operations	$2.82	$2.60	$4.12	$4.23
(Loss) income from discontinued operations	$(0.24)	$(0.13)	$0.08	$0.65
Net income per share	$2.58	$2.47	$4.20	$4.88

23. DISCONTINUED OPERATIONS

The following table presents a reconciliation of the assets and liabilities of discontinued operations to the consolidated balance sheets for the periods presented:

	December 31,	December 31,
	2018	2017
	(In millions)
Assets:
Cash and cash equivalents	$45.7	$46.9
Accounts receivable, net	519.9	540.3
Other current assets	56.6	74.0
Property and equipment, net	306.9	336.0
Intangible assets, net	322.3	464.7
Goodwill	2,886.2	2,887.3
Other assets	19.8	37.5
Total assets of discontinued operations	$4,157.4	$4,386.7

Liabilities:
Accounts payable	$72.2	$75.4
Accrued expenses	98.8	105.6
Other current liabilities	52.5	67.4
Other liabilities	36.9	41.9
Total liabilities of discontinued operations	$260.4	$290.3

ALLIANCE DATA SYSTEMS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The following table summarizes the operating results of discontinued operations:

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Revenue	$2,175.1	$2,272.1	$2,155.2
Cost of operations (exclusive of depreciation and amortization disclosed separately below)	1,744.4	1,834.8	1,714.4
Depreciation and other amortization	115.4	109.4	99.8
Amortization of purchased intangibles	178.3	200.3	225.4
Interest expense (1)	128.3	109.0	57.6
Income before provision for income taxes	8.7	18.6	58.0
(Benefit) provision for income taxes	(8.9)	(0.9)	20.6
Income from discontinued operations, net of taxes	$17.6	$19.5	$37.4

(1)

On April 30, 2019, the Company amended its credit agreement, which among other items, provided that upon consummation of the sale of Epsilon, a mandatory payment of $500.0 million of the revolving credit facility will be required and all of the Company’s outstanding senior notes will be required to be redeemed.

Interest expense has been allocated to discontinued operations on the basis of the corporate debt required to be repaid as a result of the disposal transaction, $1.9 billion in senior notes and a mandatory payment of $500.0 million of the revolving credit facility.

Depreciation and amortization and capital expenditures from discontinued operations for the periods presented are as follows:

	Years Ended December 31,
	2018	2017	2016
	(In millions)
Depreciation and amortization	$293.7	$309.7	$325.2
Capital expenditures	$106.5	$107.2	$119.8

SCHEDULE II

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

	Balance at	Charged to	Charged to	Write-Offs	Balance at
	Beginning of	Costs and	Other	Net of	End of
Description	Year	Expenses	Accounts	Recoveries (1)	Year
	(In millions)
Allowance for Doubtful Accounts—Accounts receivable:
Year Ended December 31, 2018	$0.1	$0.4	$—	$(0.1)	$0.4
Year Ended December 31, 2017	$0.3	$0.1	$(0.1)	$(0.2)	$0.1
Year Ended December 31, 2016	$0.6	$0.1	$—	$(0.4)	$0.3

(1)	Accounts written off during the year, net of recoveries and foreign exchange impact.

S-II